UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): April 30, 1999

                                     1-2981
                            (Commission File Number)
                           ---------------------------

                              FIRSTAR CORPORATION
              (Exact Name of Registrant as Specified in its Charter)




             WISCONSIN                                    39-1940778
        (State of Incorporation)                     (I.R.S. EMPLOYER
                                                      Identification No.)




             777 East Wisconsin Avenue, Milwaukee, Wisconsin  53202
              (Address of Registrant's principal executive office)


                                 (414) 765-4321
                         (Registrant's telephone number)

Item 5. Other Events

This Form 8-K/A amends the Form 8-K filed by Firstar Corporation on May 4, 1999, and related to the Agreement and Plan of Merger dated as of April 30, 1999, by and between Firstar Corporation and Mercantile Bancorporation, Inc.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Mercantile Bancorporation Inc.
	The following consolidated financial statements of Mercantile Bancorporation, Inc. are incorporated herein by reference to Exhibit 99.1 filed herewith.

	- Consolidated Balance Sheets as of December 31, 1998 and 1997
	- Consolidated Statements of Income for the Years Ended December 31, 1998, 1997 and 1996
	- Consolidated Statements of Changes in Stockholders' Equity for the Years Ended 1998, 1997, and 1996
	- Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996
	- Notes to Consolidated Financial Statements

	The following consolidated financial statements of Mercantile Bancorporation, Inc. are incorporated herein by reference to Exhibit 99.2 filed herewith.

	- Independent Auditors Report
	- Consolidated Balance Sheets as of March 31, 1999 and 1998
	- Consolidated Statements of Income for the Three Months Ended March 31, 1999 and 1998
	- Consolidated Statements of Changes in Stockholders' Equity for the Three Months Ended March 31, 1999 and 1998
	- Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1999 and 1998
	- Notes to Consolidated Financial Statements

	The consent of KPMG LLP is incorporated herein by reference to Exhibit
99.3 filed herewith.

(c) Exhibits

	99.1	Consolidated Financial Statements of Mercantile Bancorporation
	        Inc. for the Years Ended December 31, 1998, 1997, and 1996

	99.2	Consolidated Financial Statements of Mercantile Bancoporation
      	        Inc. for the Three Months Ended March 31, 1999 and 1998
	99.3	Consent of KPMG  LLP

                               Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Firstar Corporation

	May 18, 1999		  /s/David M. Moffett
                                  ---------------------------
				  David M. Moffett
				  Vice Chairman
                                  and Chief Financial Officer

                Mercantile Bancorporation Inc. and Subsidiaries


------------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET                                                                                 December 31
                                                                                      ----------------------------------------------

(Thousands)                                                                                  1998             1997             1996
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks                                                               $ 1,760,636      $ 1,330,512      $ 1,448,637
Due from banks - interest bearing                                                         367,304          251,909           96,714
Federal funds sold and repurchase
 agreements                                                                               226,730          303,859          310,963
Investments in debt and equity
 securities
 Trading                                                                                  126,540           70,536           31,361
 Available-for-sale (Amortized cost
  of $9,185,770, $8,023,157 and
  $4,731,005, respectively)                                                             9,246,790        8,059,066        4,741,677
 Held-to-maturity (Estimated fair
  value of $99,336, $341,954 and
   $661,632, respectively)                                                                 97,607          335,279          656,721
------------------------------------------------------------------------------------------------------------------------------------

  Total Investments in Debt and
   Equity Securities                                                                    9,470,937        8,464,881        5,429,759
Loans held-for-sale                                                                       217,941           96,955           75,377
Loans and leases, net of
 unearned income                                                                       22,093,317       21,265,000       16,861,877
------------------------------------------------------------------------------------------------------------------------------------

  Total Loans and Leases                                                               22,311,258       21,361,955       16,937,254
Reserve for possible loan
 losses                                                                                  (308,890)        (284,165)        (257,718)
------------------------------------------------------------------------------------------------------------------------------------

  Net Loans and Leases                                                                 22,002,368       21,077,790       16,679,536
Bank premises and equipment                                                               545,559          531,650          428,972
Intangible assets                                                                         781,188          839,285          202,071
Other assets                                                                              645,455          532,304          399,083
------------------------------------------------------------------------------------------------------------------------------------

  Total Assets                                                                        $35,800,177      $33,332,190      $24,995,735
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits
 Non-interest bearing                                                                 $ 4,453,048      $ 3,956,138      $ 3,389,776
 Interest bearing                                                                      20,526,576       20,267,878       16,143,182
 Foreign                                                                                  481,773          585,439          251,887
------------------------------------------------------------------------------------------------------------------------------------

  Total Deposits                                                                       25,461,397       24,809,455       19,784,845
Federal funds purchased and repurchase
 agreements                                                                             2,087,373        2,127,443        1,861,994
Other short-term borrowings                                                               915,287        1,551,097          270,680
Bank notes                                                                                 25,000          175,000          175,000
Long-term Federal Home Loan Bank
 advances                                                                               2,790,336          578,484           37,085
Other long-term debt                                                                      782,998          789,687          290,590
Company-obligated mandatorily
 redeemable preferred securities of
 Mercantile Capital Trust I                                                               150,000          150,000               --
Other liabilities                                                                         514,031          388,722          312,298
------------------------------------------------------------------------------------------------------------------------------------

  Total Liabilities                                                                    32,726,422       30,569,888       22,732,492
Commitments and contingent
 liabilities                                                                                   --               --               --
                                          -----------------------------
SHAREHOLDERS' EQUITY                       1998        1997        1996
                                          -----------------------------
Preferred stock - no par value
 Shares authorized                        5,000       5,000       5,000
 Shares issued and outstanding               --          --          --                        --               --               --
Common stock - $.01 par value at
 December 31, 1998 and  1997, and
 $5.00 par value at
  December 31, 1996
  Shares authorized                     400,000     200,000     200,000
  Shares issued                         157,487     148,874     136,766                     1,574            1,489          683,832
Capital surplus                                                                           999,595        1,016,844           16,091
Retained earnings                                                                       2,035,157        1,724,752        1,638,610
Accumulated other comprehensive
 income                                                                                    41,160           25,222            8,911
Treasury stock, at cost                      83         162       2,591                    (3,731)          (6,005)         (84,201)
------------------------------------------------------------------------------------------------------------------------------------

  Total Shareholders' Equity                                                            3,073,755        2,762,302        2,263,243
------------------------------------------------------------------------------------------------------------------------------------

  Total Liabilities and
   Shareholders' Equity                                                               $35,800,177      $33,332,190      $24,995,735
------------------------------------------------------------------------------------------------------------------------------------


The accompanying notes to consolidated financial statements are an integral part of these statements.

                Mercantile Bancorporation Inc. and Subsidiaries


-----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                                                                     Year Ended December 31
                                                                                      ---------------------------------------------
(Thousands except per share data)                                                            1998             1997             1996
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans and leases                                                 $ 1,771,235      $ 1,651,816      $ 1,404,809
Investments in debt and equity securities
 Trading                                                                                    8,821            7,077            3,630
 Taxable                                                                                  558,635          406,663          315,120
 Tax-exempt                                                                                23,230           25,797           28,255
-----------------------------------------------------------------------------------------------------------------------------------
  Total Investments in Debt and Equity Securities                                         590,686          439,537          347,005
Due from banks - interest bearing                                                          13,293           10,379            4,128
Federal funds sold and repurchase agreements                                               16,904           16,946           15,178
-----------------------------------------------------------------------------------------------------------------------------------
  Total Interest Income                                                                 2,392,118        2,118,678        1,771,120
INTEREST EXPENSE
Interest bearing deposits                                                                 908,534          816,771          681,637
Foreign deposits                                                                           23,182           26,178           10,501
Short-term borrowings                                                                     174,335          159,013           89,676
Bank notes                                                                                  3,423           10,537           15,333
Long-term debt and mandatorily redeemable preferred securities                            178,384           58,441           25,010
-----------------------------------------------------------------------------------------------------------------------------------
  Total Interest Expense                                                                1,287,858        1,070,940          822,157
-----------------------------------------------------------------------------------------------------------------------------------
  Net Interest Income                                                                   1,104,260        1,047,738          948,963
PROVISION FOR POSSIBLE LOAN LOSSES*                                                        51,154           86,355           78,766
-----------------------------------------------------------------------------------------------------------------------------------
  Net Interest Income After Provision for Possible Loan Losses                          1,053,106          961,383          870,197
OTHER INCOME
Trust                                                                                     112,999          103,928           93,704
Service charges                                                                           119,277          109,058           98,908
Investment banking and brokerage                                                           41,137           38,181           35,351
Securitization revenue                                                                     20,011           18,404           16,008
Mortgage banking                                                                           31,300           23,348           13,518
Gain on sale of mortgage servicing rights                                                  23,155            3,277               --
Securities gains (losses)*                                                                 15,435            7,649              292
Gain on sale of subsidiaries*                                                              48,051               --               --
Miscellaneous                                                                             130,553          110,348          110,229
-----------------------------------------------------------------------------------------------------------------------------------
  Total Other Income                                                                      541,918          414,193          368,010
OTHER EXPENSE
Salaries                                                                                  418,351          381,942          335,803
Employee benefits                                                                          77,608           85,048           77,437
Net occupancy                                                                              67,003           61,697           55,489
Equipment                                                                                  85,426           70,272           60,605
Intangible asset amortization                                                              57,794           40,170           13,237
Restructuring and merger-related costs*                                                   134,322          121,393           51,071
Loss on sale of credit card loans*                                                             --           50,000               --
Miscellaneous*                                                                            186,253          175,856          211,545
-----------------------------------------------------------------------------------------------------------------------------------
  Total Other Expense                                                                   1,026,757          986,378          805,187
-----------------------------------------------------------------------------------------------------------------------------------
  Income Before Income Taxes                                                              568,267          389,198          433,020
INCOME TAXES*                                                                             192,964          142,376          148,567
-----------------------------------------------------------------------------------------------------------------------------------
  Net Income*                                                                         $   375,303      $   246,822      $   284,453
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Basic earnings per share                                                              $      2.45      $      1.76      $      2.12
Diluted earnings per share                                                                   2.41             1.73             2.09
Dividends declared                                                                           1.24            1.148            1.092
-----------------------------------------------------------------------------------------------------------------------------------
*Includes the following infrequent amounts:
Provision for possible loan losses                                                    $    19,600      $    20,340      $    13,666
Securities losses                                                                           1,649               --            3,114
Gain on sale of subsidiaries                                                              (48,051)              --               --
Loss on sale of credit card loans                                                              --           50,000               --
Restructuring and merger-related costs                                                    134,322          121,393           51,071
Miscellaneous expense                                                                          --               --           12,385
Income tax benefit                                                                        (30,828)         (59,356)         (23,697)

-----------------------------------------------------------------------------------------------------------------------------------
 Reduction of Net Income                                                              $    76,692      $   132,377      $    56,539
-----------------------------------------------------------------------------------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                Mercantile Bancorporation Inc. and Subsidiaries


CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                         Common Stock
                                    -----------------------                                                                   Total
                                    Outstanding               Preferred      Capital     Retained         Treasury     Shareholders'
(Dollars in thousands)                   Shares     Dollars       Stock      Surplus    Earnings*            Stock           Equity
------------------------------------------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1995        134,845,809   $ 684,581    $ 12,153   $   72,528   $1,502,140      $   (60,557)     $ 2,210,845
Net income                                                                                284,453                           284,453
Common dividends declared:
 Mercantile Bancorporation
  Inc., $1.092 per share                                                                 (101,499)                         (101,499)

 Pooled companies prior to
  acquisition                                                                             (33,938)                          (33,938)

Preferred dividends declared                                                                 (408)                             (408)

Redemption of preferred
 stock                                                          (12,153)                     (531)                          (12,684)

Issuance of common stock in
 acquisitions of:
 Today's Bancorp, Inc.                1,690,587                               (2,195)                       52,321           50,126
 First Financial
  Corporation of America                388,113                               (1,226)                       12,954           11,728
 Peoples State Bank                     488,756                                  849                        14,791           15,640
 Metro Savings Bank, F.S.B.             296,853                                   57           14            8,983            9,054
 Security Bank of Conway,
  F.S.B.                                482,946                                   75                        14,614           14,689
 First Sterling Bancorp,
  Inc.                                  782,126       3,911                      572       13,772                            18,255
Issuance of common stock
 for:
 Employee incentive plans               411,775       1,638                   (4,318)                        2,397             (283)
 Convertible notes                      438,002       2,190                    2,681                                          4,871
Other comprehensive income                                                                (16,841)                          (16,841)
Purchase of treasury stock           (5,890,426)                                                          (186,811)        (186,811)
Reissuance and retirement
 of treasury stock                                   (9,688)                 (47,478)                       57,166               --
Pre-merger transactions of
 pooled companies and other             240,056       1,200                   (5,454)         359              (59)          (3,954)

------------------------------------------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1996        134,174,597     683,832          --       16,091    1,647,521          (84,201)       2,263,243
Net income                                                                                246,822                           246,822
Common dividends declared:
 Mercantile Bancorporation
  Inc., $1.148 per share                                                                 (132,535)                         (132,535)

 Pooled companies prior to
  acquisition                                                                             (28,134)                          (28,134)

Issuance of common stock in
 acquisitions of:
 Roosevelt Financial Group,
  Inc.                               18,948,884         123                  353,128        6,872          280,981          641,104
 Regional Bancshares, Inc.              900,625                                 (474)         361           28,813           28,700
Change in par value of
 common stock from
 $5.00 per share to $.01
  per share                                        (676,575)                 676,575                                             --
Issuance of common stock
 for:
 Employee incentive plans               899,716         322                    5,846                         5,512           11,680
 Convertible notes                       79,335          80                      802                                            882
Other comprehensive income                                                                  8,805                             8,805
Purchase of treasury stock           (6,778,324)                                                          (287,288)        (287,288)
Reissuance and retirement
 of treasury stock                                   (7,396)                 (42,950)                       50,346               --
Pre-merger transactions of
 pooled companies and other             487,474       1,103                    7,826          262             (168)           9,023
------------------------------------------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1997        148,712,307       1,489          --    1,016,844    1,749,974           (6,005)       2,762,302
Net income                                                                                375,303                           375,303
Common dividends declared:
 Mercantile Bancorporation
  Inc., $1.24 per share                                                                  (179,642)                         (179,642)

 Pooled companies prior to
  acquisition                                                                             (10,466)                          (10,466)

Issuance of common stock in
 acquisitions of:
 First Financial
  Bancorporation                      3,138,823          31                    8,522       50,343                            58,896
 Financial Services
  Corporation of the Midwest          2,071,448          21                    5,093       27,730                            32,844
 HomeCorp, Inc.                         854,760           9                    6,727       13,792                            20,528
 Horizon Bancorp, Inc.                2,549,970          25                   10,755       35,615              357           46,752
Issuance of common stock
 for:
 Employee incentive plans             1,613,060          14                   41,800                         8,446           50,260
 Convertible notes                       26,407           1                      293                                            294
Other comprehensive income                                                                 13,703                            13,703
Purchase of treasury stock           (1,834,375)                                                          (101,000)        (101,000)

Reissuance and retirement
 of treasury stock                                                           (94,471)                       94,471               --
Pre-merger transactions of
 pooled companies and other             271,638         (16)                   4,032          (35)                            3,981
------------------------------------------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 1998        157,404,038   $   1,574    $     --   $  999,595   $2,076,317      $    (3,731)     $ 3,073,755
------------------------------------------------------------------------------------------------------------------------------------

 *Includes accumulated other comprehensive income.

The accompanying notes to consolidated financial statements are an integral part of these statements.

CONSOLIDATED STATEMENT OF CASH FLOWS                                                                 Year Ended December 31
                                                                                     ----------------------------------------------

(Thousands)                                                                                  1998             1997             1996
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                           $    375,303      $   246,822      $   284,453
Adjustments to reconcile net income to net cash provided by operating activities
 Provision for possible loan losses                                                        51,154           86,355           78,766
 Depreciation and amortization                                                             74,028           62,637           52,566
 Provision for deferred income tax credits                                                (11,724)          (9,995)         (23,318)
 Net change in loans held-for-sale                                                       (114,912)         (21,578)          30,516
 Net change in trading securities                                                         (43,298)         (53,020)          32,745
 Net change in accrued interest receivable                                                  8,120           (2,780)          11,366
 Net change in accrued interest payable                                                    (8,176)          36,254          (12,348)
 Other, net                                                                                26,244           55,194           85,651
------------------------------------------------------------------------------------------------------------------------------------
  Net Cash Provided by Operating Activities                                               356,739          399,889          540,397
INVESTING ACTIVITIES
Investments in debt and equity securities, other than trading securities
 Purchases                                                                             (6,928,474)      (4,509,883)      (2,455,696)
 Proceeds from maturities                                                               4,358,854        3,608,721        2,366,128
 Proceeds from sales of available-for-sale securities                                   2,040,541          802,007          506,636
Net change in loans and leases                                                           (148,977)        (642,617)        (898,355)
Purchases of loans and leases                                                            (626,655)        (442,154)        (141,600)
Proceeds from sale of mortgage servicing rights                                            26,330            4,958               --
Proceeds from sales of loans and leases                                                   880,656          696,454          255,043
Purchases of premises and equipment                                                       (93,008)        (122,785)         (76,386)
Proceeds from sales of premises and equipment                                              21,081           19,679            4,997
Proceeds from sales of foreclosed property                                                 55,925           45,905           32,353
Net cash and cash equivalents received from (paid for) acquisitions                       124,071         (231,537)          57,152
Net cash and cash equivalents received from (paid for) sale of banking offices             16,300         (193,058)         (12,154)
Other, net                                                                                 24,167           14,160           18,391
------------------------------------------------------------------------------------------------------------------------------------
  Net Cash Used by Investing Activities                                                  (249,189)        (950,150)        (343,491)
FINANCING ACTIVITIES
Net change in consumer certificates under $100,000                                     (1,255,266)        (726,907)        (406,202)
Net change in time certificates $100,000 and over                                          33,637          (68,418)          74,010
Net change in other time deposits                                                          (9,623)         (42,798)         190,437
Net change in foreign deposits                                                           (103,666)         333,552           42,717
Net change in other deposits                                                              685,658          156,414          460,853
Net change in short-term borrowings                                                      (738,915)         259,830           23,670
Issuance of bank notes                                                                         --               --           25,000
Principal payments on bank notes                                                         (150,000)              --         (100,000)
Issuance of long-term debt, including FHLB advances                                     2,336,500          980,175            2,607
Issuance of company-obligated mandatorily redeemable preferred securities                      --          150,000               --
Principal payments on long-term debt, including FHLB advances                            (176,162)         (16,195)         (41,081)
Cash dividends paid                                                                      (182,286)        (160,347)        (135,578)
Net proceeds from issuance of common stock from employee
 incentive plans and pre-merger transactions of pooled companies                           22,096           13,220          (22,089)
Purchase of treasury stock                                                               (101,000)        (299,063)        (175,036)
Redemption of preferred stock                                                                  --               --          (12,684)
Other, net                                                                                   (133)             764            2,176
------------------------------------------------------------------------------------------------------------------------------------
  Net Cash Provided (Used) by Financing Activities                                        360,840          580,227          (71,200)
------------------------------------------------------------------------------------------------------------------------------------
Increase in Cash and Cash Equivalents                                                     468,390           29,966          125,706
Cash and Cash Equivalents at Beginning of Year                                          1,886,280        1,856,314        1,730,608
------------------------------------------------------------------------------------------------------------------------------------
  Cash and Cash Equivalents at End of Year                                           $  2,354,670      $ 1,886,280      $ 1,856,314
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these statements.


CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                                                                                    Year Ended December 31
                                                                                      ----------------------------------------------
(Thousands)                                                                                  1998             1997             1996
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                           $    375,303      $   246,822      $   284,453
Other comprehensive income, before tax:
 Holding gains (losses) on available-for-sale securities                                   36,517           21,186          (25,635)
 Less: Reclassification adjustment on available-for-sale securities
  gains included in net income above                                                       15,435            7,640              274
------------------------------------------------------------------------------------------------------------------------------------
  Other Comprehensive Income (Loss) Before Tax                                             21,082           13,546          (25,909)
Income taxes related to other comprehensive income (loss)                                   7,379            4,741           (9,068)
------------------------------------------------------------------------------------------------------------------------------------
 Other Comprehensive Income (Loss), Net of Tax                                             13,703            8,805          (16,841)
------------------------------------------------------------------------------------------------------------------------------------
  Comprehensive Income                                                               $    389,006      $   255,627      $   267,612
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                Mercantile Bancorporation Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--ACCOUNTING POLICIES

Mercantile Bancorporation Inc. ("Corporation" or "Mercantile") and its subsidiaries follow generally accepted accounting principles and reporting practices applicable to the banking industry. The significant accounting policies are summarized below.

Basis of Presentation

Consolidation: The Consolidated Financial Statements include the accounts of Mercantile Bancorporation Inc. and its subsidiaries. Material intercompany transactions are eliminated.

  Reclassification: Certain reclassifications have been made to the 1997 and 1996 historical financial statements to conform with the 1998 presentation.

New Accounting Standards

Financial Accounting Standard ("FAS") 130, "Reporting Comprehensive Income," was issued in June 1997. Comprehensive income is defined as net income plus certain items that are recorded directly to shareholders' equity, such as unrealized gains and losses on available-for-sale securities. The Corporation's Consolidated Statement of Comprehensive Income is presented on page 58.

  FAS 131, "Disclosures about Segments of an Enterprise and Related Information," is effective for financial statements for periods beginning after December 15, 1997. An operating segment is defined under FAS 131 as a component of an enterprise that engages in business activities that generate revenue and expense for which operating results are reviewed by the chief operating decision maker in the determination of resource allocation and performance. The new disclosures are included in Note U to the Consolidated Financial Statements.

  FAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," addresses disclosure of such benefit plans and is effective for fiscal years beginning after December 15, 1997. The new disclosures are included in Note N to the Consolidated Financial Statements.

  FAS 133, "Accounting for Derivative Instruments and Hedging Activities," which was issued in June 1998, establishes accounting and reporting standards for derivative instruments and hedging activities. Under FAS 133, derivatives are recognized on the balance sheet at fair value as an asset or liability. Changes in the fair value of derivatives are reported as a component of other comprehensive income or recognized as earnings through the income statement depending on the nature of the instrument. FAS 133 is effective for all quarters of fiscal years beginning after June 15, 1999 with earlier adoption permitted. The Corporation has not adopted FAS 133 yet and is currently evaluating FAS 133's effect on its financial position and results of operations, but it is not expected to have a material impact.

Use of Estimates

Management of the Corporation has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the Consolidated Financial Statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Investments in Debt and Equity Securities

Trading securities, which include any security held primarily for near-term sale, are valued at fair value. Gains and losses on trading securities, both realized and unrealized, are recorded in investment banking and brokerage income.

  Available-for-sale securities, which include any security for which the Corporation has no immediate plan to sell but which may be sold in the future, are valued at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income as securities gains (losses). Unrealized gains and losses are recorded, net of related income tax effects, in retained earnings.

  Held-to-maturity securities, which include any security for which the Corporation has the positive intent and ability to hold until maturity, are valued at historical cost adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Unrealized losses on held-to-maturity and available-for-sale securities are recognized in the Consolidated Statement of Income only if market valuation differences are deemed to be other than temporary impairments in value.

Loans Held-for-Sale

In its lending activities, the Corporation originates residential mortgage loans and student loans intended for sale in the secondary market. Loans held-for-sale are carried at the lower of cost or fair value, which is determined on an aggregate basis. Gains or losses on the sale of loans held-for-sale are determined on a specific identification method.

                Mercantile Bancorporation Inc. and Subsidiaries

Loans and Leases

Interest income on loans is generally accrued on a simple interest basis. Loan fees and direct costs of loan originations are deferred and amortized over the estimated life of the loans under methods approximating the interest method.

  The finance method is used to account for direct and leveraged equipment lease contracts. Income is recorded over the lease periods in proportion to the unrecovered investment in the leases after consideration of investment tax credits and other related income tax effects.

  When, in management's opinion, the collection of interest on a loan (exclusive of certain consumer and credit card loans) is unlikely, or when either principal or interest is past due over 90 days, that loan is generally placed on non-accrual status. When a loan is placed on non-accrual status, accrued interest for the current year is reversed and charged against current earnings, and accrued interest from prior years is charged against the reserve for possible loan losses. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectibility of such principal; otherwise, these receipts are recorded as interest income. A loan remains on non-accrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.

  All non-accrual and renegotiated commercial-related loans are considered impaired. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral, if the loan is collateral dependent.

Reserve for Possible Loan Losses

The reserve for possible loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of current economic conditions, changes in the character and size of the portfolio, past experience, expected future losses and other pertinent factors. Mercantile charges off credit card loans after six cycles of nonpayment, or within 15 days of receipt of personal bankruptcy notice, if earlier.

Foreclosed Assets

Foreclosed assets include real estate and other assets acquired through foreclosure or other proceedings and are included in other assets in the Consolidated Balance Sheet.

  Foreclosed assets are valued at the lower of cost or fair value less estimated costs to sell. Losses arising at the time of transfer from loans are charged to the reserve for possible loan losses. Subsequent reductions in valuation based upon periodic appraisals are charged against current earnings.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally by the straight-line method and are based on estimated useful lives of the assets. The carrying values of assets sold or retired and the related accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are reflected in net income.

  Expenditures for maintenance and repairs are expensed, while expenditures for major renewals are capitalized.

Intangible Assets

Intangible assets consist primarily of goodwill and mortgage servicing rights. Goodwill, the excess of cost over the net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over the estimated period to be benefited, most recently 15 years, but not exceeding 40 years.

  Mortgage servicing rights represent recorded value associated with the contractual right to service loans in return for a fee. These assets may be purchased and recorded at fair value or result from the sale of loans, where servicing is retained and recorded at an allocated carrying amount based on the relative fair value of the assets sold. This intangible is amortized using the level-yield method over the estimated lives of the related loans. The carrying value of mortgage servicing rights is subject to periodic adjustment based upon changing market conditions.

Income Taxes

Deferred income taxes, computed using the liability method, are provided on temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of the Corporation.

Treasury Stock

The purchase of the Corporation's common stock is recorded at cost. Upon subsequent reissuance, the treasury stock account is reduced by the average cost basis of such stock.

Cash Equivalents

Cash and due from banks, due from banks--interest bearing, and federal funds sold and repurchase agreements are considered cash equivalents for purposes of the Consolidated Statement of Cash Flows.

                Mercantile Bancorporation Inc. and Subsidiaries

Financial Instruments

Financial instruments include cash, evidence of an ownership interest in an entity or a contract that both a) imposes on the Corporation a contractual obligation, 1) to deliver a financial instrument to another party or 2) to exchange other financial instruments on potentially unfavorable terms with another party; and b) conveys to another party a contractual right, 1) to receive a financial instrument from the Corporation or 2) to exchange other financial instruments on potentially favorable terms with the Corporation.

Derivative Financial Instruments

The Corporation is a party to certain financial instruments, primarily to stabilize interest rate margins and to hedge against interest rate movements. An instrument designated as a hedge of an asset or liability carried at cost is accounted for on an accrual basis, in which the interest income or interest expense of the related asset or liability is adjusted for the net amount of any interest receivable or payable generated by the hedging instrument. There is no market valuation on these interest rate contracts. If the underlying assets or liabilities hedged are no longer recorded on the Consolidated Balance Sheet (e.g., due to sale), the remaining gain or loss related to the interest rate contract is recognized through earnings immediately.

  In the normal course of business, the Corporation does not maintain trading positions in interest rate derivative financial instruments. The Corporation's non-hedging transactions are entered into on behalf of customers and are simultaneously hedged by the Corporation. As a consequence, these transactions do not represent exposure to market risk. The Corporation manages the potential credit exposure through established credit approvals, risk control limits and other monitoring procedures. These contracts are recorded at their fair value with gains or losses included in the Consolidated Statement of Income.

  Mercantile has entered into foreign exchange forward contracts, primarily to facilitate customers' foreign exchange requirements. The Corporation maintains a generally matched position; therefore, exchange rate and market risks are minimal. Credit risk to the Corporation could result from non-performance by a counterparty to a contract. Credit risk is managed as indicated in the previous paragraph. Unrealized gains and losses on these foreign exchange forward contracts are reflected in the Consolidated Statement of Income.


NOTE B--EARNINGS PER SHARE

Basic earnings per share data is calculated by dividing net income, after deducting dividends on preferred stock, by the weighted average number of common shares outstanding during the period.

  Diluted earnings per share gives effect to both the increase in the average shares outstanding that would have resulted from both the exercise of dilutive stock options and the conversion of the entire balance of outstanding convertible notes. Net income attributable to common shareholders' equity in the diluted earnings per share computation is increased by interest expense that would not be incurred on notes if they converted, net of taxes. The components of basic and diluted earnings per share are as follows:


                                       Year Ended December 31
                            -----------------------------------------
(Thousands except
per share data)                     1998           1997          1996
----------------------------------------------------------------------
 BASIC
 Net income                 $    375,303   $    246,822  $    284,453
 Preferred stock
  dividends                           --             --          (408)
----------------------------------------------------------------------
 Net Income
  Attributable
  to Common
  Shareholders' Equity      $    375,303   $    246,822  $    284,045
----------------------------------------------------------------------
 Weighted average
  common shares
  outstanding                153,462,295    140,009,105   133,925,697
----------------------------------------------------------------------
 Basic Earnings
  per Share                 $       2.45   $       1.76  $       2.12
----------------------------------------------------------------------
 DILUTED
 Net income
  attributable
  to common
  shareholders' equity      $    375,303   $    246,822  $    284,045
 Interest on convertible
  notes, net of taxes                 43             83           120
----------------------------------------------------------------------
 Diluted Net Income         $    375,346   $    246,905  $    284,165
----------------------------------------------------------------------
 Weighted average
  common shares
  outstanding                153,462,295    140,009,105   133,925,697
 Employee
  incentive plans              2,370,290      2,493,277     1,775,913
 Convertible notes                88,613        136,605       294,419
----------------------------------------------------------------------
 Diluted Weighted
  Average Common
  Shares Outstanding         155,921,198    142,638,987   135,996,029
----------------------------------------------------------------------
 Diluted Earnings
  per Share                 $       2.41   $       1.73  $       2.09
----------------------------------------------------------------------

                Mercantile Bancorporation Inc. and Subsidiaries


NOTE C--ACQUISITIONS

Listed below are the acquisitions completed by Mercantile during the years ended December 31, 1998, 1997 and 1996:


                                                                            Original              Consideration
                                                                          Intangible       --------------------------    Accounting
 (Dollars in thousands)                    Date            Assets              Asset          Cash       Gross Shares        Method
------------------------------------------------------------------------------------------------------------------------------------
 ACQUISITIONS COMPLETED
 Bruno Stolze & Company, Inc.             Sept. 30, 1998            /1/     $      --            /1/             /1/     Purchase
 First Financial  Bancorporation          Sept. 28, 1998   $    558,483            --      $      12       3,138,823     Pooling/2/
 Financial Services Corporation of the
   Midwest                                  Aug. 3, 1998        514,051            --              4       2,071,448     Pooling/2/
 CBT Corporation ("CBT")                    July 1, 1988      1,006,384            --             34       5,123,214     Pooling
 Firstbank of Illinois Co.
  ("Firstbank")                             July 1, 1998      2,285,146            --             64      13,352,641     Pooling
 HomeCorp, Inc.                             Mar. 2, 1998        335,137            --             14         854,760     Pooling/2/
 Horizon Bancorp, Inc.                      Feb. 2, 1998        536,507            --              2       2,549,970     Pooling/2/
 Roosevelt Financial
  Group, Inc. ("Roosevelt")                 July 1, 1997      7,251,985       608,076        374,477      18,948,884     Purchase
 Mark Twain Bancshares, Inc.
  ("Mark Twain")                          April 25, 1997      3,227,972            --             73      24,088,713     Pooling
 Regional Bancshares, Inc.                 March 5, 1997        171,979        16,217         12,300         900,625     Purchase
 Today's Bancorp, Inc.                      Nov. 7, 1996        501,418        46,854         34,912       1,690,587     Purchase
 First Financial
  Corporation of America                    Nov. 1, 1996         87,649         5,137          3,253         388,113     Purchase
 Peoples State Bank                        Aug. 22, 1996         95,657         7,552             --         488,756     Purchase
 Metro Savings Bank, F.S.B.                March 7, 1996         80,857         3,016              5         296,853     Purchase
 Security Bank of Conway,
  F.S.B.                                    Feb. 9, 1996        102,502         6,000              1         482,946     Purchase
 Hawkeye Bancorporation                     Jan. 2, 1996      1,978,540            --             80      11,838,294     Pooling
 First Sterling Bancorp, Inc.               Jan. 2, 1996        167,610            --              1         782,126     Pooling/2/
------------------------------------------------------------------------------------------------------------------------------------
/1/ Terms of the transaction not disclosed.
/2/ The historical financial statements of the Corporation were not restated for the acquisition due to the immateriality of the acquiree's financial condition and results of operations to those of Mercantile.

  The Firstbank and CBT acquisitions were accounted for as poolings-of-interests. Net income, net interest income and basic earnings per share in 1998 for the Corporation, CBT and Firstbank prior to this restatement were as follows:


                                        Six Months
                                     Ended June 30
                                     -------------
(Thousands except per share data)             1998
--------------------------------------------------
Corporation
 Net income                               $198,902
 Net interest income                       482,912
 Basic earnings per share                     1.50
CBT
 Net income                                  7,151
 Net interest income                        21,038
 Basic earnings per share                     1.40
Firstbank
 Net income                                 15,953
 Net interest income                        44,073
 Basic earnings per share                     1.21
--------------------------------------------------

 During 1998, the Corporation recorded adjustments related to the acquisitions of Bruno Stolze & Company, Inc., First Financial Bancorporation, Financial Services Corporation of the Midwest, CBT, Firstbank, HomeCorp, Inc. and Horizon Bancorp, Inc. These adjustments consisted of $19,600,000 in provision for loan losses, $1,649,000 in realized losses on securities sold in portfolio restructurings, $89,192,000 of other expense and a related tax benefit of $15,028,000. Of the $89,192,000 merger-related liability established, $48,960,000 had been used by December 31, 1998 and $40,232,000 remains to absorb future payments.

  As a result of the acquisition by Mercantile, Firstbank's two Missouri banks were sold in September 1998 due to state restrictions on deposit concentration. An after-tax gain of $29,421,000 was recorded in connection with these divestitures.

  Firstbank acquired BankCentral Corporation and its wholly-owned subsidiary, Central National Bank of Mattoon on June 10, 1997. The acquisition involved an exchange of cash and Firstbank common stock totaling approximately $13,000,000, and was recorded using the purchase method of accounting.

                Mercantile Bancorporation Inc. and Subsidiaries


  The Roosevelt acquisition was accounted for as a purchase. The following unaudited pro forma combined consolidated financial data gives effect to the July 1, 1997 acquisition of Roosevelt as if it had been consummated on January 1, 1996. The unaudited pro forma combined consolidated financial data provided includes the impact of goodwill amortization and the reduction in net interest income due to: 1) interest lost on cash paid for share repurchases or paid directly to Roosevelt shareholders as consideration; and 2) interest on $650,000,000 of senior debt, subordinated debt and redeemable preferred securities issued in 1997 largely to finance the Roosevelt acquisition, offset by interest earned on funds not utilized in the acquisition. There is no estimate of potential cost savings included in the following table:


                                         As of or for the
                                      Year Ended December 31
                                     -----------------------
(Thousands except per share data)          1997         1996
------------------------------------------------------------
Total assets                                N/A  $33,025,746
Net interest income                  $1,125,021    1,080,885
Other income                            401,619      332,043
Net income                              216,564      224,351
Basic earnings per share                   1.48         1.53
------------------------------------------------------------

  The Mark Twain acquisition was accounted for as a pooling-of-interests. Net income, net interest income and basic earnings per share for the Corporation and Mark Twain in 1997 prior to this restatement were as follows:

                                     Three Months
                                   Ended March 31
                                   --------------
(Thousands except per share data)            1997
-------------------------------------------------
Corporation
 Net income                              $ 60,336
 Net interest income                      179,515
 Basic earnings per share                     .67
Mark Twain
 Net income                                14,659
 Net interest income                       32,446
 Basic earnings per share                     .85
-------------------------------------------------

  During 1997, Mercantile recorded adjustments related to the acquisitions of Roosevelt, Mark Twain and Regional Bancshares, Inc. The adjustments consisted of $20,340,000 in provision for loan losses, $121,393,000 other expense, reduced by a related tax benefit of $41,856,000, for a net income reduction of $99,877,000. Of the $121,393,000 merger-related liability established, $117,491,000 had been utilized at December 31, 1998.

  During 1996, adjustments were recorded by the Corporation related to companies acquired that year. These adjustments consisted of a $13,666,000 increase in provision for loan losses, $3,114,000 in losses on securities sold in portfolio restructurings, a $51,071,000 charge to other expense and a related tax benefit of $19,362,000, resulting in an after-tax reduction to net income of $48,489,000. These accruals have been substantially exhausted.

  For all acquisitions accounted for as purchases, the unamortized excess of cost over the fair value of assets acquired was $723,186,000, $777,693,000 and $171,539,000 at December 31, 1998, 1997 and 1996, respectively.


NOTE D--CASH FLOWS

The Corporation paid interest on deposits, short-term borrowings, bank notes and long-term debt of $1,320,709,000, $1,033,434,000 and $834,516,000 in 1998,
1997 and 1996, respectively. The Corporation paid Federal income taxes of $114,926,000, $159,797,000 and $162,068,000 in 1998, 1997 and 1996,
respectively.

  The following details cash and cash equivalents from acquisitions accounted for as purchases or poolings without restatement, net of cash paid:

                                        Year Ended December 31
                              ------------------------------------------
(Thousands)                          1998           1997           1996
------------------------------------------------------------------------
Fair value of
 assets purchased             $(1,943,257)   $(8,065,744)   $(1,260,315)
Fair value of
 liabilities assumed            1,780,406      7,044,026      1,090,663
Issuance of common stock          159,319        676,433        136,124
------------------------------------------------------------------------
Net Cash Paid
 for Acquisitions                  (3,532)      (345,285)       (33,528)
Cash and cash
 equivalents acquired             127,603        113,748         90,680
------------------------------------------------------------------------
Net Cash and Cash
 Equivalents Received from
 (Paid for) Acquisitions      $   124,071    $  (231,537)  $    57,152
------------------------------------------------------------------------

NOTE E--CASH AND DUE FROM BANKS RESTRICTIONS

The Corporation's subsidiary banks are required to maintain average reserve balances that place withdrawal and/or usage restrictions on cash and due from banks balances. The average amount of these restricted balances for the year ended December 31, 1998 was $205,533,000.

                Mercantile Bancorporation Inc. and Subsidiaries


NOTE F--INVESTMENTS IN DEBT AND EQUITY SECURITIES

Available-for-Sale

The amortized cost, estimated fair values, and unrealized gains and losses of available-for-sale securities were as follows:



                                                        Amortized   Unrealized  Unrealized  Estimated
(Thousands)                                                  Cost        Gains      Losses Fair Value
------------------------------------------------------------------------------------------------------
DECEMBER 31, 1998
U.S. Government                                         $6,271,816     $50,590     $ 5,385  $6,317,021
State and political subdivisions:
 Tax-exempt                                                405,109      12,991          21     418,079
 Taxable                                                    24,711         211          --      24,922
------------------------------------------------------------------------------------------------------
  Total State and Political Subdivisions                   429,820      13,202          21     443,001
Privately issued collateralized mortgage obligations       864,584       5,949       4,030     866,503
Other                                                    1,619,550      10,345       9,630   1,620,265
------------------------------------------------------------------------------------------------------
  Total                                                 $9,185,770     $80,086     $19,066  $9,246,790
------------------------------------------------------------------------------------------------------
DECEMBER 31, 1997
U.S. Government                                         $4,998,860     $33,373     $ 7,697  $5,024,536
State and political subdivisions:
 Tax-exempt                                                359,834       8,214         243     367,805
 Taxable                                                    61,817         279          82      62,014
------------------------------------------------------------------------------------------------------
  Total State and Political Subdivisions                   421,651       8,493         325     429,819
Privately issued collateralized mortgage obligations     1,727,572       8,698       8,182   1,728,088
Other                                                      875,074       3,372       1,823     876,623
------------------------------------------------------------------------------------------------------
  Total                                                 $8,023,157     $53,936     $18,027  $8,059,066
------------------------------------------------------------------------------------------------------
DECEMBER 31, 1996
U.S. Government                                         $4,042,304     $21,839     $17,432  $4,046,711
State and political subdivisions:
 Tax-exempt                                                403,803       8,555         936     411,422
 Taxable                                                   112,158         490         469     112,179
------------------------------------------------------------------------------------------------------
  Total State and Political Subdivisions                   515,961       9,045       1,405     523,601
Privately issued collateralized mortgage obligations        20,316         316         172      20,460
Other                                                      152,424         144       1,663     150,905
------------------------------------------------------------------------------------------------------
  Total                                                 $4,731,005     $31,344     $20,672  $4,741,677
------------------------------------------------------------------------------------------------------

                Mercantile Bancorporation Inc. and Subsidiaries

Held-to-Maturity

The amortized cost, estimated fair values, and unrealized gains and losses of held-to-maturity securities were as follows:

                                             Amortized  Unrealized  Unrealized  Estimated
(Thousands)                                      Cost       Gains      Losses  Fair Value
-----------------------------------------------------------------------------------------
DECEMBER 31, 1998
U.S. Government                              $ 95,754     $ 3,477      $1,707    $ 97,524
Other                                           1,853          --          41       1,812
-----------------------------------------------------------------------------------------
  Total                                      $ 97,607     $ 3,477      $1,748    $ 99,336
-----------------------------------------------------------------------------------------
DECEMBER 31, 1997
U.S. Government                              $247,705     $ 6,625      $3,938    $250,392
State and political subdivisions:
 Tax-exempt                                    80,330       3,825           8      84,147
 Taxable                                        3,822         132          --       3,954
-----------------------------------------------------------------------------------------
  Total State and Political Subdivisions       84,152       3,957           8      88,101
Other                                           3,422         158         119       3,461
-----------------------------------------------------------------------------------------
  Total                                      $335,279     $10,740      $4,065    $341,954
-----------------------------------------------------------------------------------------
DECEMBER 31, 1996
U.S. Government                              $558,911     $ 9,784      $7,750    $560,945
State and political subdivisions:
 Tax-exempt                                    88,287       3,294         525      91,056
 Taxable                                        4,304          66           3       4,367
-----------------------------------------------------------------------------------------
  Total State and Political Subdivisions       92,591       3,360         528      95,423
Other                                           5,219         220         175       5,264
-----------------------------------------------------------------------------------------
  Total                                      $656,721     $13,364      $8,453    $661,632
-----------------------------------------------------------------------------------------

  In conjunction with the acquisition of Roosevelt, the Corporation acquired privately issued adjustable-rate mortgage-backed securities that have incurred an impairment in value which is considered other than temporary. The loan pools backing these securities have been affected by high delinquency and foreclosure rates, and higher than anticipated losses on foreclosed property sales. The net book value of these mortgage-backed securities was $62,056,000 as of December 31, 1998.

  During the third quarter of 1996, the Corporation transferred securities from the available-for-sale classification to the held-to-maturity classification. The securities transferred had an amortized cost basis of $370,014,000 and an estimated fair value of $373,557,000 on the transfer date. The unrealized gain on the date of the transfer remained in shareholders' equity and is being amortized over the remaining life of the transferred securities. The unamortized balance as of December 31, 1998 was $1,007,000.

  Securities with a carrying value of $5,656,506,000 at December 31, 1998, $3,918,545,000 at December 31, 1997 and $3,348,145,000 at December 31, 1996 were pledged to secure public and trust deposits, securities sold under agreements to repurchase and for other purposes required by law.

  The following table presents proceeds from sales of securities and the components of net securities gains. There were no transfers of securities from the held-to-maturity category to available-for-sale during 1996, 1997 and 1998. Held-to-maturity securities gains and losses resulted from portfolio restructurings in connection with subsidiary bank acquisitions or calls by the security issuer prior to maturity.


                                            Year Ended December 31
                                  ------------------------------------
(Thousands)                             1998         1997         1996
----------------------------------------------------------------------
Proceeds from sales of
 available-for-sale securities    $2,040,541     $802,007     $506,636
----------------------------------------------------------------------
Securities gains on:
 Available-for-sale securities    $   19,390     $  8,225     $  4,295
 Held-to-maturity securities              --            9           18
----------------------------------------------------------------------
  Total Securities Gains              19,390        8,234        4,313
Securities losses on:
 Available-for-sale securities         3,955          585        4,021
 Held-to-maturity securities              --           --           --
----------------------------------------------------------------------
  Total Securities Losses              3,955          585        4,021
----------------------------------------------------------------------
  Net Securities Gains
   Before Income Taxes                15,435        7,649          292
Applicable income taxes               (5,402)      (2,677)        (102)
----------------------------------------------------------------------
  Net Securities Gains            $   10,033     $  4,972     $    190
----------------------------------------------------------------------

                Mercantile Bancorporation Inc. and Subsidiaries


NOTE G--LOANS AND LEASES

Loans and leases consisted of the following:


                                                                                    December 31
                                                                      ---------------------------------------
(Thousands)                                                                 1998           1997          1996
-------------------------------------------------------------------------------------------------------------
Commercial                                                           $ 6,099,692   $  4,990,505   $ 4,591,604
Real estate--commercial                                                3,798,032      3,569,922     3,255,590
Real estate--construction                                                922,915        734,722       643,345
Real estate--residential
 mortgage                                                              8,153,824      8,702,879     4,787,012
Real estate--home equity
 credit loans                                                            526,097        588,228       439,806
Consumer                                                               2,765,556      2,492,150     2,306,184
Credit card                                                               45,142        283,549       913,713
-------------------------------------------------------------------------------------------------------------
 Total Loans and Leases                                              $22,311,258    $21,361,955   $16,937,254
-------------------------------------------------------------------------------------------------------------

 Changes in the reserve for possible loan losses were as follows:

                                                                                 Year Ended December 31
                                                                     ----------------------------------------
(Thousands)                                                                 1998           1997          1996
-------------------------------------------------------------------------------------------------------------
Beginning balance                                                    $   284,165    $   257,718   $   261,339
Provision                                                                 51,154         86,355        78,766

Charge-offs                                                              (64,866)      (109,259)     (114,127)
Recoveries                                                                22,782         28,189        21,934
-------------------------------------------------------------------------------------------------------------
 Net Charge-offs                                                         (42,084)       (81,070)      (92,193)
Acquired reserves                                                         15,655         21,162         9,806
-------------------------------------------------------------------------------------------------------------
 Ending Balance                                                      $   308,890    $   284,165   $   257,718
-------------------------------------------------------------------------------------------------------------

 Non-performing loans consisted of the following:

                                                                                   December 31
                                                                     ----------------------------------------
(Thousands)                                                                 1998           1997          1996
-------------------------------------------------------------------------------------------------------------
Non-accrual                                                          $   132,713    $   113,134   $    81,037
Renegotiated                                                               5,950          4,335         5,413
-------------------------------------------------------------------------------------------------------------
 Non-performing Loans                                                $   138,663    $   117,469   $    86,450
-------------------------------------------------------------------------------------------------------------

  By the Corporation's definition, all non-accrual and renegotiated commercial-related loans are considered impaired. The following table presents information on impaired loans:

                                      As of or for the Year Ended December 31
                                    -----------------------------------------
(Thousands)                             1998           1997              1996
-----------------------------------------------------------------------------
Ending impaired loans                $47,598        $65,188           $53,294
Related reserve for possible
 loan losses                           6,487         13,890            11,284
Average impaired loans                61,622         66,785            59,532
Interest income recognized
 on impaired loans                       332            374               748
-----------------------------------------------------------------------------

  Certain directors and executive officers of the Corporation were loan customers of the Corporation's banks during 1998, 1997 and 1996. Such loans were made in the ordinary course of business at normal terms, including interest rate and collateralization, and did not represent more than a normal risk. Loans to those persons, their immediate families and companies in which they were principal owners were $55,539,000, $15,255,000 and $26,570,000, at December 31,
1998, 1997 and 1996, respectively. During 1998, $56,641,000 of new loans were made to these persons, and repayments totaled $16,357,000.


NOTE H--BANK PREMISES AND EQUIPMENT
Bank premises and equipment were as follows:


                                         December 31
                             ----------------------------------
(Thousands)                       1998         1997        1996
---------------------------------------------------------------
Land                        $   81,830   $   82,154   $  70,021
Bank premises                  466,540      460,408     392,250
Leasehold improvements          48,864       45,343      50,519
Furniture and equipment        504,748      462,179     366,444
---------------------------------------------------------------
 Total Cost                  1,101,982    1,050,084     879,234
Accumulated depreciation      (556,423)    (518,434)   (450,262)
---------------------------------------------------------------
 Net Carrying Value         $  545,559   $  531,650   $ 428,972
---------------------------------------------------------------

  At December 31, 1998, the Corporation had certain long-term leases, none of which were considered to be capital leases, which were principally related to the use of land, buildings and equipment. The following table summarizes the future minimum rental commitments for noncancelable operating leases which had initial or remaining noncancelable lease terms in excess of one year:

                     Minimum
                      Rental
Period            (Thousands)
-----------------------------
1999                 $18,374
2000                  15,884
2001                  11,928
2002                   8,840
2003                   6,403
2004 and later        19,160
-----------------------------
 Total               $80,589
-----------------------------

  Net rental expense for all operating leases was $19,031,000 in 1998, $19,706,000 in 1997 and $15,232,000 in 1996.

                Mercantile Bancorporation Inc. and Subsidiaries


NOTE I--DEPOSITS

Deposits consisted of the following:


                                               December 31
                              --------------------------------------
(Thousands)                          1998          1997         1996
--------------------------------------------------------------------
Non-interest bearing          $ 4,453,048  $  3,956,138  $ 3,389,776
Interest bearing demand         3,281,788     3,086,259    2,800,964
Money market accounts           4,151,540     3,811,081    3,152,825
Savings                         1,766,918     1,559,441    1,323,775
Consumer time certificates
 under $100,000                 9,186,531     9,850,437    7,136,532
Other time                        189,122       191,199      233,997
--------------------------------------------------------------------
  Total Core Deposits          23,028,947    22,454,555   18,037,869
Time certificates $100,000
 and over                       1,950,677     1,769,461    1,495,089
Foreign                           481,773       585,439      251,887
--------------------------------------------------------------------
  Total Purchased
   Deposits                     2,432,450     2,354,900    1,746,976
--------------------------------------------------------------------
  Total Deposits              $25,461,397   $24,809,455  $19,784,845
--------------------------------------------------------------------

  The scheduled maturities of Mercantile's consumer time certificates under $100,000, time certificates $100,000 and over and other time deposits were as follows:

                    Scheduled
                     Maturity
                       Amount
Period             (Thousands)
------------------------------
1999              $ 7,929,081
2000                2,021,757
2001                  621,143
2002                  350,619
2003                  302,714
2004 and later        101,016
------------------------------
 Total            $11,326,330
------------------------------

NOTE J--SHORT-TERM BORROWINGS

Short-term borrowings were as follows:

                                          December 31
                                ---------------------------------
(Thousands)                          1998        1997        1996
-----------------------------------------------------------------
Federal funds purchased and
 repurchase agreements         $2,087,373  $2,127,443  $1,861,994
Short-term Federal Home
 Loan Bank ("FHLB")
 advances                         667,672   1,412,701     123,094
Treasury tax and loan notes       222,044     104,535     118,886
Commercial paper                    3,025       1,510      19,405
Other short-term borrowings        22,546      32,351       9,295
-----------------------------------------------------------------
 Total Short-term
  Borrowings                   $3,002,660  $3,678,540  $2,132,674
-----------------------------------------------------------------

  The average balance of total short-term borrowings was $3,294,078,000, $2,929,826,000 and $1,671,352,000 during 1998, 1997 and 1996, respectively. The average rate on total short-term borrowings was 5.29% in 1998, 5.43% in 1997 and 5.37% in 1996.

 The maximum balances at month-end are listed below:

                                      Year Ended December 31
                               ----------------------------------
(Thousands)                          1998        1997        1996
-----------------------------------------------------------------
Federal funds purchased and
 repurchase agreements         $2,370,228  $2,579,789  $1,886,127
Short-term FHLB advances        1,472,114   1,412,701     130,239
Treasury tax and loan notes       402,733     260,822     439,181
Commercial paper                    5,010      24,800      21,660
Other short-term borrowings        79,366     102,833      45,142
-----------------------------------------------------------------

  The Corporation had unused lines of credit arrangements with unaffiliated banks for support of commercial paper and for other uses totaling $100,000,000 at December 31, 1998.


NOTE K--LONG-TERM DEBT AND BANK NOTES

Long-term Debt

Long-term debt consisted of the following:


                                           December 31
                              ---------------------------------
(Thousands)                         1998        1997       1996
---------------------------------------------------------------
MERCANTILE
BANCORPORATION INC.
(PARENT COMPANY ONLY)
7.300% subordinated notes,
 due 2007                     $  200,000   $  200,000  $     --
6.800% senior notes,
 due 2001                        150,000      150,000        --
7.050% senior notes,
 due 2004                        150,000      150,000        --
7.625% subordinated notes,
 due 2002                        150,000      150,000   150,000
7.000% convertible
 subordinated notes,
 due 1999                            859        1,153        --
---------------------------------------------------------------
 Subtotal                        650,859      651,153   150,000

SECOND-TIER HOLDING
COMPANIES                          3,641           --     2,036

BANKS AND OTHER
SUBSIDIARIES
6.375% subordinated notes,
 due 2004                         75,000       75,000    75,000
9.000% mortgage-backed
 notes, due 1999                  53,450       53,450    53,450
Other                                 48       10,084    10,104
---------------------------------------------------------------
 Subtotal                        128,498      138,534   138,554
---------------------------------------------------------------
 Total Long-term Debt
  Before FHLB Advances           782,998      789,687   290,590
FHLB advances                  2,790,336      578,484    37,085
---------------------------------------------------------------
 Total Long-term Debt         $3,573,334   $1,368,171  $327,675
---------------------------------------------------------------

                Mercantile Bancorporation Inc. and Subsidiaries

  In June 1997, the Corporation issued $200,000,000 of subordinated notes with a 10-year maturity and a coupon rate of 7.300%, $150,000,000 of senior notes with a four-year maturity and a coupon rate of 6.800%, and $150,000,000 of senior notes with a seven-year maturity and a coupon rate of 7.050%. The subordinated and senior debt was primarily issued to assist in the financing of the Roosevelt acquisition. For regulatory purposes the subordinated notes qualify as Tier II capital.

  In June 1987, Mark Twain issued 7.000% convertible subordinated capital notes which are due in 1999. These convertible notes were transferred to Mercantile Bancorporation Inc. (Parent Company Only) during 1997. The balance of the convertible notes was $2,036,000 at December 31, 1996. The notes are convertible into common stock at a conversion price equivalent to $11.127 per Mercantile share.

  Included in other long-term debt in 1997 and 1996 was a $10,000,000 term note to Fidelity Credit Corporation, a subsidiary of CBT. This term note was paid off and refinanced with loans from Mercantile subsidiary banks in the third quarter of 1998.

  FHLB advances at December 31, 1998 consisted of various debt instruments with rates varying from 4.850% to 6.850%. This debt was collateralized by certain loans and securities.

  During 1996, Roosevelt defeased mortgage-backed bonds totaling $19,700,000 by delivering treasury securities to the bond trustee for the periodic payment of interest and the ultimate payment of the bonds to the bondholders on the maturity date of April 15, 2018. Mercantile exercised the bonds' call provision during the second quarter of 1998.

 A summary of annual principal reductions of long-term debt is presented below:


(Thousands)
Period            FHLB Advances     Other       Total
-----------------------------------------------------
1999                 $1,410,716  $ 55,068  $1,465,784
2000                     98,120       653      98,773
2001                     12,075   152,277     164,352
2002                    124,604   150,000     274,604
2003                    355,650        --     355,650
2004 and later          789,171   425,000   1,214,171
-----------------------------------------------------
 Total               $2,790,336  $782,998  $3,573,334
-----------------------------------------------------

Bank Notes

Beginning in 1994, certain subsidiary banks could offer unsecured bank notes. In 1998, the bank note program was restructured. Note maturities can range from seven days to 30 years from the date of issue and may be issued with fixed or floating interest rates. Each bank note issued will be an obligation solely of that issuing bank and will not be an obligation of, or otherwise guaranteed by, the other issuing banks or the Corporation. The bank notes issued under this program may be senior bank notes or subordinated bank notes. The bank notes are being offered and sold only to institutional investors, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

 Bank notes as presented below were issued under the 1994 program:


                                     December 31
                             ---------------------------
(Thousands)                     1998      1997      1996
--------------------------------------------------------
MERCANTILE BANK N.A.
5.462% floating-rate bank
 notes, due 1999             $25,000  $ 25,000  $ 25,000
6.056% floating-rate bank
 notes, due 1998                  --   150,000   150,000
--------------------------------------------------------
 Total Bank Notes            $25,000  $175,000  $175,000
--------------------------------------------------------

NOTE L -- COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF MERCANTILE CAPITAL TRUST I

In January 1997, the Corporation formed Mercantile Capital Trust I. Through this trust, the Corporation obtained $150,000,000 of floating-rate debt maturing in 2027 that, for regulatory purposes, is part of Tier I capital. Mercantile Capital Trust I is a subsidiary of which the Corporation owns all the outstanding common securities; its sole assets are the $150,000,000 in mandatorily redeemable preferred securities, and considered together, the back-up undertakings constitute a full and unconditional guarantee by Mercantile Bancorporation Inc. of the trust's obligations under the preferred securities.

                Mercantile Bancorporation Inc. and Subsidiaries

NOTE M -- INCOME TAXES

The Corporation's results include income tax expense as follows:



(Thousands)           Current   Deferred      Total
---------------------------------------------------
YEAR ENDED
DECEMBER 31, 1998
U.S. Federal         $179,319  $ (11,342)  $167,977
State and local        25,369       (382)    24,987
---------------------------------------------------
  Total              $204,688  $ (11,724)  $192,964
---------------------------------------------------
YEAR ENDED
DECEMBER 31, 1997
U.S. Federal         $141,435   $ (9,593)  $131,842
State and local        10,936       (402)    10,534
---------------------------------------------------
  Total              $152,371   $ (9,995)  $142,376
---------------------------------------------------
YEAR ENDED
DECEMBER 31, 1996
U.S. Federal         $155,218   $ 22,306)  $132,912
State and local        16,667     (1,012)    15,655
---------------------------------------------------
  Total              $171,885   $(23,318)  $148,567
---------------------------------------------------

  The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities are presented below:


                                               December 31
                                ---------------------------------
(Thousands)                          1998        1997        1996
-----------------------------------------------------------------
DEFERRED TAX ASSETS
 Reserve for possible
  loan losses                   $  99,130   $  91,027   $  82,964
 Foreclosed property                  140         839       1,448
 Deferred compensation              9,451       5,290       5,869
 Expenses not currently
  allowable for tax purposes       58,353      20,977      23,386
 State tax liabilities                 --          --       1,595
 Retirement expenses in
  excess of tax deduction          12,478       9,324       5,130
 Other                              5,215      13,775       7,780
-----------------------------------------------------------------
  Total Gross Deferred
   Tax Assets                     184,767     141,232     128,172

DEFERRED TAX LIABILITIES
 Leasing                          (20,915)    (26,938)    (29,956)
 Intangible assets                     --          --      (5,637)
 Depreciation                      (7,769)     (6,000)     (6,698)
 Investments in debt and
  equity securities -- FAS 115    (19,595)    (13,583)     (3,413)
 FHLB stock dividends             (11,073)     (9,672)         --
 Other                            (21,582)    (10,330)    (12,132)
-----------------------------------------------------------------
  Total Gross Deferred
   Tax Liabilities                (80,934)    (66,523)    (57,836)
-----------------------------------------------------------------
  Net Deferred Tax Assets       $103,833    $  74,709   $  70,336
-----------------------------------------------------------------

  Certain events covered by IRC Section 593(e), which was not repealed, will trigger a recapture of the base year reserve of acquired thrift institutions. The base year reserve of acquired thrift institutions would be recaptured if an entity ceases to qualify as a bank for federal income tax purposes. The base year reserves of thrift institutions also remain subject to income tax penalty provisions that, in general, require recapture upon certain stock redemptions of, and excess distributions to, stockholders. At December 31, 1998, retained earnings included approximately $101.8 million of base year reserves for which no deferred federal income tax liability has been recognized.

  Income tax expense as reported differs from the amounts computed by applying the statutory U.S. Federal income tax rate to pre-tax income as follows:

                                   Year Ended December 31
                              ------------------------------
(Thousands)                       1998       1997       1996
------------------------------------------------------------
Computed "expected"
 tax expense                  $198,893   $136,219   $151,557
Increase (reduction) in
  income taxes resulting
  from:
  Tax-exempt income            (10,078)   (10,839)   (11,833)
  State and local income
   taxes, net of federal
   income tax benefit           16,242      6,847     10,176
  Amortization of goodwill      19,311     12,216        403
  Liquidation of affiliate     (25,000)        --         --
  Other, net                    (6,404)    (2,067)    (1,736)
------------------------------------------------------------
 Total Tax Expense            $192,964   $142,376   $148,567
------------------------------------------------------------

NOTE N -- RETIREMENT PLANS

Pension Plans

The Corporation maintains both qualified and nonqualified noncontributory pension plans that cover all employees meeting certain age and service requirements.

  For the qualified plan, the Corporation's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. No contribution was required during 1998, 1997 or 1996. The nonqualified plans provide pension benefits that would have been provided under the qualified plan in the absence of limits placed on qualified plan benefits by the Internal Revenue Service. The Corporation's funding policy is to fund benefits as they are paid.

                Mercantile Bancorporation Inc. and Subsidiaries


  Effective in 1998, Mercantile changed the type of formula used to determine pension benefits for its qualified and nonqualified plans. Pension benefits under this formula are calculated based upon compensation and age.This change is first reflected in 1998 net periodic benefit cost. In 1997 and 1996, the qualified and nonqualified plans provided pension benefits based on the employee's length of service and the five highest consecutive years of compensation.

  The Corporation generally begins covering employees of acquired corporations in its pension and life insurance plans within a year following the acquisition date. The effect of acquisitions that are accounted for as purchases or poolings-of-interests without restatement is first reflected in net periodic cost reported below for the year the employees first become covered in the plans. Changes in benefit obligations and plan assets attributable to these acquisitions are illustrated below.

  The net periodic pension expense related to the qualified and nonqualified plans included in the Consolidated Statement of Income is summarized as follows:


                                                                                Year Ended December 31
                                                                          ---------------------------------
(Thousands)                                                                   1998         1997         1996
------------------------------------------------------------------------------------------------------------
Service cost                                                              $  9,216     $   12,169   $ 11,361
Interest cost                                                               15,937         15,770     14,219
Expected return on assets                                                  (18,834)       (16,817)   (15,138)
Amortization of:
 Transition obligation (asset)                                                (159)          (679)      (584)
 Prior service cost                                                         (1,180)          (126)        22
 Actuarial loss                                                                268            100        379
------------------------------------------------------------------------------------------------------------
FAS 87 cost                                                                  5,248         10,417     10,259
Curtailment charge                                                              --             94         --
------------------------------------------------------------------------------------------------------------
 Total Net Periodic
  Pension Cost                                                            $  5,248     $   10,511   $ 10,259
------------------------------------------------------------------------------------------------------------

 Weighted average assumptions used as of December 31 were as follows:

                                                                              1998           1997       1996
-------------------------------------------------------------------------------------------------------------
Discount rate in determining
 benefit obligations                                                          6.75%          7.25%      7.50%
Expected long-term rate
 on plan assets                                                               9.50           9.50       9.50
Rate of increase in
 compensation levels                                                          5.00           5.00       5.00
-------------------------------------------------------------------------------------------------------------

 The table below sets forth the change in benefit obligation:


                                                                                 Year Ended December 31
                                                                          ----------------------------------
(Thousands)                                                                   1998           1997       1996
------------------------------------------------------------------------------------------------------------
Net benefit obligation at
 beginning of year                                                        $232,266       $199,676   $178,677
Service cost                                                                 9,216         12,169     11,361
Interest cost                                                               15,937         15,770     14,219
Plan amendments                                                            (11,213)        (5,042)        --
Actuarial loss                                                               4,257         19,409      4,847
Acquisitions/divestitures                                                    8,981             --         --
Gross benefits paid                                                        (10,455)        (8,913)    (9,428)
Curtailments                                                                    --           (803)        --
------------------------------------------------------------------------------------------------------------
 Net Benefit Obligation at
  End of Year                                                             $248,989       $232,266   $199,676
------------------------------------------------------------------------------------------------------------

 The change in plan assets is as follows:


                                                                                  Year Ended December 31
                                                                           ---------------------------------
(Thousands)                                                                   1998           1997       1996
------------------------------------------------------------------------------------------------------------
Fair value of plan assets at
 beginning of year                                                        $218,155       $183,137   $170,446
Actual return on plan assets                                                25,526         35,100     17,476
Employer contributions                                                       2,517          2,296      4,643
Acquisitions/divestitures                                                   13,512          6,535         --
Gross benefits paid                                                        (10,455)        (8,913)    (9,428)
------------------------------------------------------------------------------------------------------------
 Fair Value of Plan Assets at
  End of Year                                                             $249,255       $218,155   $183,137
------------------------------------------------------------------------------------------------------------

 The reconciliation of funded status is as follows:

                                                                                   Year Ended December 31
                                                                          ----------------------------------
(Thousands)                                                                   1998           1997       1996
------------------------------------------------------------------------------------------------------------
Funded status at end of year                                              $    266       $(14,111)  $(16,539)
Unrecognized net
 actuarial loss                                                              1,426          7,389     13,484
Unamortized prior
 service cost                                                              (14,136)        (4,226)        53
Unrecognized net transition
 obligation (asset)                                                         (1,230)          (881)      (703)
------------------------------------------------------------------------------------------------------------
 Net Amount Recognized at
  End of Year                                                             $(13,674)      $(11,829)  $ (3,705)
------------------------------------------------------------------------------------------------------------

  The prepaid benefit cost on the Consolidated Balance Sheet was $7,235,000, $4,906,000 and $11,528,000 at December 31, 1998, 1997 and 1996, respectively.
The accrued benefit cost on the Consolidated Balance Sheet was $20,909,000, $16,735,000 and $11,528,000 at December 31, 1998, 1997 and 1996, respectively.

                Mercantile Bancorporation Inc. and Subsidiaries

  The projected benefit obligation and accumulated benefit obligation for pension plans with accumulated benefit obligations in excess of plan assets were $29,662,000 and $27,941,000, respectively, as of December 31, 1998 and
$22,239,000 and $20,761,000, respectively, as of December 31, 1997. The plans referred to in this paragraph have no assets.

Other Postretirement Benefits:

The Corporation provides other postretirement benefits, largely medical benefits and life insurance, to its retirees. Medical benefit contributions are adjusted annually; the life insurance is noncontributory.

  The net periodic postretirement expense included in the Consolidated Statement of Income is summarized as follows:

                                                    Year Ended December 31
                                           ---------------------------------------
(Thousands)                                   1998             1997           1996
----------------------------------------------------------------------------------
Service cost                               $   832          $   793        $   820
Interest cost                                2,719            2,790          2,748
Amortization of:
 Transition obligation (asset)               1,581            1,581          1,581
 Prior service cost                              8                8              8
 Actuarial loss                                 38               19            124
----------------------------------------------------------------------------------
 Total Net Periodic
  Postretirement Cost                      $ 5,178          $ 5,191        $ 5,281
----------------------------------------------------------------------------------

  Weighted average assumptions used as of December 31 were as follows:


                                                                                1998            1997           1996
-------------------------------------------------------------------------------------------------------------------
Discount rate in determining                                                    6.75%          7.25%          7.50%
 benefit obligations
Health care cost trend:
 First year                                                                     7.50           8.50           9.50
 Ultimate (2001 and after)                                                      5.50           5.50           5.50
-------------------------------------------------------------------------------------------------------------------

  The following table sets forth the change in benefit obligation:

                                                                                     Year Ended December 31
                                                                             ---------------------------------------
(Thousands)                                                                     1998            1997           1996
--------------------------------------------------------------------------------------------------------------------
Net benefit obligation
 at beginning of year                                                        $39,614         $38,210        $36,204
Service cost                                                                     832             793            820
Interest cost                                                                  2,719           2,790          2,748
Plan participants'
 contributions                                                                   992             --              --
Actuarial loss                                                                   638             329            872
Gross benefits paid                                                           (3,515)         (2,508)        (2,434)
--------------------------------------------------------------------------------------------------------------------
 Net Benefit Obligation
  at End of Year                                                             $41,280         $39,614        $38,210
--------------------------------------------------------------------------------------------------------------------

 The reconciliation of funded status is as follows:

                                                                                      Year Ended December 31
                                                                             --------------------------------------
(Thousands)                                                                     1998            1997           1996
--------------------------------------------------------------------------------------------------------------------
Funded status at end of year                                                $(41,280)       $(39,614)      $(38,210)
Unrecognized net
 actuarial loss                                                                2,897           2,298          1,988
Unamortized
 prior service cost                                                              124             132            140
Unrecognized
 transition obligation                                                        22,146          23,727         25,308
--------------------------------------------------------------------------------------------------------------------
 Net Amount Recognized
  at End of Year                                                            $(16,113)       $(13,457)      $(10,774)
--------------------------------------------------------------------------------------------------------------------

  The sensitivity of reported figures for postretirement welfare benefits to changes in the assumed health care cost trend are set forth below:

                                          1 Percentage Point
                                      Change in Health Care Cost
                                      ---------------------------
(Thousands)                                Increase    Decrease
-----------------------------------------------------------------
Effect on service and interest
 cost components of net periodic cost      $  112   $     (99)
Effect on accumulated
  postretirement benefit obligation         1,542      (1,365)
-----------------------------------------------------------------

NOTE O--SHAREHOLDERS' EQUITY

Common Stock

At Mercantile's Annual Meeting on April 24, 1997, the Corporation's shareholders approved an amendment to its Restated Articles of Incorporation that reduced the par value of the Corporation's common stock from $5.00 per share to $.01 per share. The authorized common stock of the Corporation consisted of 400,000,000 shares in 1998 and 200,000,000 shares in 1997 and 1996, of which 157,404,038,
148,712,307 and 134,174,597 shares were outstanding at December 31, 1998, 1997 and 1996, respectively.

  The Corporation's Shareholder Investment Plan ("Plan") allows new shareholders a means to make an initial investment in Mercantile common stock or for shareholders of record to purchase additional shares. Under the Plan, participants have the option of reinvesting dividends.

                Mercantile Bancorporation Inc. and Subsidiaries

Preferred Stock

The authorized preferred stock of the Corporation consists of 5,000,000 shares, no par value, of which none were issued or outstanding at December 31, 1998, 1997 and 1996, although 2,000,000 shares were reserved for issuance pursuant to the Preferred Share Purchase Rights Plan. The preferred stock, which is issuable in series, shall have specific terms, preferences and other rights as determined by the Board of Directors for each series.

Preferred Share Purchase Rights Plan

One preferred share purchase right ("MBI Right") is attached to each share of common stock. The MBI Rights trade automatically with shares of common stock and become exercisable and will trade separately from the common stock on the tenth day after public announcement that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock, or upon commencement or announcement of intent to make a tender offer for 20% or more of the outstanding shares of common stock, in either case without prior written consent of the Board. When exercisable, each MBI Right will entitle the holder to buy 1/100 of a share of MBI Series B Junior Participating Preferred Stock at an exercise price of $212 per MBI Right. In the event a person or group acquires beneficial ownership of 20% or more of common stock, holders of MBI Rights (other than the acquiring person or group) may purchase common stock having a market value of twice the then current exercise price of each MBI Right.If the Corporation is acquired by any person or group after the rights become exercisable, each MBI Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each MBI Right. The MBI Rights are designed to protect the interests of MBI and its shareholders against coercive takeover tactics. The purpose of the MBI Rights is to encourage potential acquirors to negotiate with Mercantile's Board of Directors prior to attempting a takeover and and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The MBI Rights may deter certain takeover proposals. The
MBI Rights, which can be redeemed by MBI's Board of Directors in certain circumstances, expire by their terms on June 3, 2008.

Stock Options

The Corporation had stock options outstanding under various plans at December 31, 1998, including plans assumed in acquisitions. The original Mercantile plans provide for the granting to employees of the Corporation and its subsidiaries of options to purchase shares of common stock of the Corporation over periods of up to 10 years at a price not less than the market value of the shares at the date the options are granted. The plans provide for the granting of options that either qualify or do not qualify as Incentive Stock Options as defined by
Section 422 of the Internal Revenue Code of 1986, as amended. As of December 31, 1998, there were 4,235,102 options available for grant. The per share price range for options exercisable was $3.61 to $58.31 as of December 31, 1998.

 The following table summarizes stock options outstanding as of December 31, 1998:

                                                                                     Options Outstanding
                                                                     -------------------------------------------------
                                                                                  Weighted Average
        Range of                                                                         Remaining    Weighted Average
  Exercise Price                                                     Outstanding  Contractual Life      Exercise Price
----------------------------------------------------------------------------------------------------------------------
$  3.61 - 21.18                                                       1,471,023            2.36 yrs.        $13.66
  21.44 - 21.67                                                       1,245,550            4.62              21.67
  21.77 - 33.13                                                       1,478,453            5.21              28.02
  34.08 - 52.69                                                       1,579,142            7.83              36.57
  53.06 - 58.31                                                       1,365,837            9.28              54.45
----------------------------------------------------------------------------------------------------------------------
   3.61 -  58.31                                                      7,140,005            5.88              30.90
 ----------------------------------------------------------------------------------------------------------------------

 Changes in options outstanding were as follows:

                                                                                                             Weighted
                                                                                                              Average
                                                                                                             Exercise
                                                                                            Shares              Price
---------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                                                             6,295,043             $17.36
Granted                                                                                  1,066,576              28.90
Exercised                                                                                 (826,963)             10.74
Canceled                                                                                  (156,318)             24.79
Assumed                                                                                     76,488              15.27
---------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                                             6,454,826              19.91
Granted                                                                                  1,889,201              34.72
Exercised                                                                               (1,407,609)             17.20
Canceled                                                                                  (108,121)             27.19
Assumed                                                                                    610,536              17.72
---------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                                             7,438,833              23.90
Granted                                                                                  1,580,662              53.64
Exercised                                                                               (1,720,684)             19.57
Canceled                                                                                  (296,262)             37.18
Assumed                                                                                    137,456              20.81
---------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                                                             7,140,005              30.90
---------------------------------------------------------------------------------------------------------------------

                Mercantile Bancorporation Inc. and Subsidiaries


  The numbers of shares exercisable under stock options as of December 31, 1998, 1997 and 1996 were 4,271,291, 4,936,522 and 3,436,204, respectively, with a weighted average exercise price of $22.84, $19.47 and $15.71, respectively.

  The fair value of the option grants was estimated on the date of grant using an option-pricing model based upon the following assumptions:


                                1998         1997         1996
---------------------------------------------------------------
Dividend yield                  2.69%        2.85%        3.30%
Expected volatility            29.52        29.80        31.70
Average risk-free
 interest rate                  5.36         6.13         5.15
Expected option life
 from vesting date         1.55 yrs.    1.40 yrs.    1.26 yrs.
Weighted per share
 average fair value of
 stock options granted        $16.01       $ 8.26       $ 7.15
---------------------------------------------------------------

  The Corporation applies Accounting Principles Board Opinion 25 in accounting for its stock option plans. The compensation cost that has been charged against income for stock-based compensation plans was $6,866,000, $5,984,000 and $4,081,000 for 1998, 1997 and 1996, respectively. Had the Corporation adopted FAS 123's optional accounting method, the Corporation's net income and earnings per share would have been reduced to the pro forma amounts noted below:



(Thousands except per share data)    As Reported  Pro Forma
------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1998
Net income                              $375,303   $370,840
Basic earnings per share                    2.45       2.42
Diluted earnings per share                  2.41       2.37
YEAR ENDED DECEMBER 31, 1997
Net income                               246,822    240,132
Basic earnings per share                    1.76       1.72
Diluted earnings per share                  1.73       1.68
YEAR ENDED DECEMBER 31, 1996
Net income                               284,453    280,514
Basic earnings per share                    2.12       2.09
Diluted earnings per share                  2.09       2.06
------------------------------------------------------------

  The effect of applying FAS 123 as presented above is not representative of the effects on pro forma net income for future years.

Debt and Dividend Restrictions

Consolidated retained earnings at December 31, 1998 were not restricted under any agreement as to payment of dividends or reacquisition of common stock.

  The primary source of funds for dividends paid by the Corporation to its shareholders is dividends received from bank subsidiaries. At December 31, 1998, approximately $82,939,000 of the equity of bank subsidiaries was available for distribution as dividends to the Parent Company without prior regulatory approval or without reducing the capital of the respective subsidiary banks below present minimum standards. An additional $311,578,000 would be available for loans to the Parent Company under Federal Reserve regulations. The remaining equity of bank subsidiaries approximating $2,495,319,000 was restricted as to transfers to the Parent Company.


NOTE P--REGULATORY MATTERS

The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Mercantile and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of the Corporation and its subsidiary banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Mercantile and subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulations to ensure capital adequacy require the Corporation and its subsidiary banks to maintain minimum amounts and ratios, as set forth in the table on the next page, of Tier I and total capital to risk-weighted assets, and of Tier I capital to average assets, the leverage ratio. Management believes, as of December 31, 1998, the Corporation and its subsidiary banks met all their capital adequacy requirements.

                Mercantile Bancorporation Inc. and Subsidiaries

  The actual and required capital amounts and ratios as of December 31, 1998, 1997 and 1996 for the Corporation and Mercantile Bank N.A. are listed in the following table:

                                       December 31, 1998                   December 31, 1997                December 31, 1996
                             -------------------------------------------------------------------------------------------------------
                                                 Minimum Capital                      Minimum Capital                Minimum Capital
                                    Actual         Requirements        Actual           Requirements     Actual        Requirements
                             -------------------------------------------------------------------------------------------------------

(Dollars in thousands)         Amount    Ratio         Amount      Amount    Ratio          Amount   Amount    Ratio       Amount
------------------------------------------------------------------------------------------------------------------------------------
TIER I CAPITAL
(TO RISK-WEIGHTED ASSETS)
Corporation                  $2,451,449   9.84%   $  996,302    $2,104,078   9.40%     $  894,913   $2,049,795   11.50% $  713,258
Mercantile Bank N.A.          1,731,390  10.82       639,898     1,210,872  10.86         446,178      499,602    9.51     210,225

TOTAL CAPITAL
(TO RISK-WEIGHTED ASSETS)
Corporation                   3,125,488  12.55     1,992,604     2,778,794  12.42       1,789,826    2,500,154   14.02   1,426,516
Mercantile Bank N.A.          1,974,542  12.34     1,279,795     1,406,983  12.61         892,356      620,308   11.80     420,450

LEVERAGE
(TO AVERAGE ASSETS)
Corporation                   2,451,449   7.16     1,368,832     2,104,078   6.52       1,291,055    2,049,795    8.52     962,265
Mercantile Bank N.A.          1,731,390   7.99       866,856     1,210,872   7.33         660,542      499,602    6.97     286,873
------------------------------------------------------------------------------------------------------------------------------------

Minimum capital ratios are 4.00% for Tier I capital and leverage, and 8.00% for total capital.

  As of November 30, 1998, the date of the most recent notification from regulatory agencies, the subsidiary banks were categorized as well capitalized under the regulatory framework. There are no conditions or events since that notification that management believes have changed the subsidiary banks' category.

NOTE Q--CONCENTRATIONS OF CREDIT

The Corporation's primary market area is the state of Missouri and the lower Midwest. At December 31, 1998, approximately 87% of the total loan portfolio, and 86% of the commercial and commercial real estate loan portfolio, were to borrowers within this region. The diversity of the region's economic base tends to provide a stable lending environment.

  Real estate constituted the only other area of significant concentration of credit risk. Real estate-related financial instruments (loans, commitments and standby letters of credit) composed 47% of all such instruments of the Corporation. However, of this total, approximately 64% was consumer-related in the form of residential real estate mortgages and home equity lines of credit.

  The Corporation is, in general, a secured lender. At December 31, 1998, approximately 93% of the loan portfolio was secured. Collateral is required in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction.

NOTE R--FINANCIAL INSTRUMENTS

Fair Values

Fair values for financial instruments are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, certain financial instruments and all non-financial instruments are excluded from the fair value disclosure requirements of FAS 107, "Disclosures about Fair Value of Financial Instruments." Therefore, the fair values presented below should not be construed as the underlying value of the Corporation.

  The following methods and assumptions were used in estimating fair values for financial instruments.
  Cash and Due from Banks, Short-term Investments and Short-term Borrowings: The carrying values reported in the Consolidated Balance Sheet approximated fair values.

  Investments in Debt and Equity Securities: Fair values for held-to-maturity securities were based upon quoted market prices where available. Fair values for trading and available-for-sale securities, which also were the amounts reported in the Consolidated Balance Sheet, were based on quoted market prices where available. If quoted market prices were not available, fair values were based upon quoted market prices of comparable instruments.

  Loans and Leases: The fair values for most fixed-rate loans were estimated by utilizing discounted cash flow analysis, applying interest rates currently being offered

                Mercantile Bancorporation Inc. and Subsidiaries


for similar loans to borrowers with similar risk profiles. The discount rates used, therefore, include a credit risk premium. The fair values of variable-rate loans and all residential mortgages were estimated by utilizing the same type of discounted cash flows, but over a range of interest rate scenarios, in order to incorporate the value of the options imbedded in these assets. Loans with similar characteristics were aggregated for purposes of these calculations.

  Deposits: The fair values disclosed for deposits generally payable on demand (i.e., interest bearing and non-interest bearing demand, savings and money market accounts) were considered equal to their respective carrying amounts as reported in the Consolidated Balance Sheet. Fair values for certificates of deposit and foreign deposits were estimated using a discounted cash flow calculation that applied interest rates generally offered on similar certificates to a schedule of aggregated expected monthly maturities of time deposits. The fair value estimate of the deposit portfolio has not been adjusted for any value derived from the retention of those deposits for an expected future period of time, and was neither considered in the fair value amounts below nor recorded as an intangible asset on the Consolidated Balance Sheet.

  Bank Notes and Long-term Debt: The fair value of publicly traded debt was based upon quoted market prices, where available, or upon quoted market prices of comparable instruments. The fair values of bank notes and long-term debt were estimated using discounted cash flow analysis, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

  Off-Balance-Sheet Instruments: Fair values of foreign exchange contracts, interest rate contracts and when-issued securities were determined from quoted market prices. Fair values of commitments to extend credit, standby letters of credit and commercial letters of credit were based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

 The estimated fair values of the Corporation's financial instruments were as follows:

                                                                       December 31
                                        --------------------------------------------------------------------------------
                                                   1998                        1997                         1996
                                        --------------------------------------------------------------------------------
                                         Carrying         Fair       Carrying          Fair       Carrying          Fair
(Thousands)                                 Value        Value         Value          Value         Value          Value
------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Cash and due from banks, and
 short-term investments                 $ 2,354,670  $ 2,354,670    $  1,886,280  $ 1,886,280    $ 1,856,314   $ 1,856,314
Trading securities                          126,540      126,540         70,536        70,536         31,361        31,361
Held-to-maturity securities                  97,607       99,336        335,279       341,954        656,721       661,632
Available-for-sale securities             9,246,790    9,246,790      8,059,066     8,059,066      4,741,677     4,741,677
Net loans and leases                     22,002,368   22,871,157     21,077,790    21,525,593     16,679,536    17,129,917

FINANCIAL LIABILITIES
Deposits                                 25,461,397   25,877,849     24,809,455    25,112,466     19,784,845    19,999,832
Short-term borrowings                     3,002,660    3,002,660      3,678,540     3,678,540      2,132,674     2,132,674
Bank notes and long-term debt             3,748,334    3,904,190      1,693,171     1,709,813        502,675       506,954

OFF-BALANCE-SHEET
Foreign exchange contracts purchased                         322                       (5,880)                        (428)
Foreign exchange contracts sold                            1,425                        4,367                           39
Interest rate contracts                                   34,164                       17,244                         (143)
When-issued securities purchased                             647                       (2,578)                          --
When-issued securities sold                               (6,702)                       2,509                           --
Commitments to extend credit                             (33,738)                     (37,790)                     (17,779)
Standby letters of credit                                 (4,477)                      (3,862)                      (2,879)
Commercial letters of credit                              (2,100)                      (1,998)                      (5,406)
--------------------------------------------------------------------------------------------------------------------------

OFF-BALANCE-SHEET RISK

The Corporation is, in the normal course of business, a party to certain off-balance-sheet financial instruments. These instruments, which include commitments to extend credit, standby letters of credit, interest rate options written, interest rate swaps and foreign exchange contracts, are used by the Corporation to meet the financing needs of its customers and to reduce its own exposure to interest rate fluctuations. They involve varying degrees of credit, interest rate and liquidity risk, but do not represent unusual risks for the Corporation. Management does not anticipate any significant losses as a result of these transactions.

                Mercantile Bancorporation Inc. and Subsidiaries



  The notional or contract amounts of financial instruments with off-balance-sheet credit risk were as follows:


                                             December 31
                             ----------------------------------------
(Thousands)                        1998         1997             1996
---------------------------------------------------------------------
Commitments to
 extend credit
  Commercial                 $5,152,065   $4,175,423       $3,325,464
  Consumer                    4,056,684    2,270,781        6,176,412
---------------------------------------------------------------------
   Total                     $9,208,749   $6,446,204       $9,501,876
---------------------------------------------------------------------
Standby letters of credit    $  514,300   $  442,245       $  462,082
---------------------------------------------------------------------
Interest rate contracts      $  978,666   $1,021,563       $  391,000
---------------------------------------------------------------------
When-issued securities:
 Commitments to purchase     $  213,895   $  178,475       $       --
 Commitments to sell            291,700      230,981               --
---------------------------------------------------------------------

  The Corporation's maximum exposure to credit loss under commitments to extend credit and standby letters of credit is the equivalent of the contractual amount of those instruments. The same credit policies are used by the Corporation in granting commitments and conditional obligations as are used in the extension of credit.

  Commitments to extend credit are legally binding agreements to lend to a borrower as long as the borrower performs in accordance with the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. As many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Included in consumer commitments are the unused portions of lines of credit for credit card and home equity credit loans.

  Standby letters of credit are commitments issued by the Corporation to guarantee specific performance of a customer to a third party.

  Collateral is required for both commitments and standby letters of credit in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction. Collateral held varies but may include commercial real estate, accounts receivable, inventory or equipment.

 Included in interest rate contracts are interest rate swaps and floors.

Derivative Financial Instruments

Held or Issued for Trading Purposes: In the normal course of business, the Corporation maintains minimal trading positions in a variety of derivative financial instruments. Most of the Corporation's trading activities are customer oriented, with trading positions established to meet the financing and foreign exchange transaction needs of customers. This activity complements the Corporation's traditional money and capital markets trading business, which also exists to meet customers' demands.

  Net revenue recognized on interest rate contracts and foreign exchange contracts totaled $4,699,000, $4,615,000 and $3,916,000 in 1998, 1997 and 1996,
respectively. The notional amounts of interest rate options written, foreign exchange contracts purchased and foreign exchange contracts sold were as follows:


                                           December 31
                                 ------------------------------
(Thousands)                          1998       1997       1996
---------------------------------------------------------------
Interest rate options written    $  5,475  $  13,533  $  16,456
Foreign exchange contracts
 purchased                        431,246    328,127    243,800
Foreign exchange
 contracts sold                   383,637    291,995    193,179
---------------------------------------------------------------

  These transactions are generally entered into on behalf of customers and are simultaneously hedged by the Corporation. As a consequence, these matched transactions do not represent exposure to market risk. The Corporation manages the potential credit exposure through established credit approvals, risk control limits and other monitoring procedures. Credit risk to the Corporation could result from non-performance by a counterparty to a contract; however, currently that credit risk is minimal.

  Held or Issued for Purposes Other Than Trading: The Corporation uses off-balance-sheet derivative financial instruments such as interest rate swaps and floors to manage interest rate risk. The Corporation's exposure to interest rate risk stems from the mismatch between the sensitivity to movements in interest rates of the Corporation's assets and liabilities. The use of derivatives to manage interest rate risk is primarily for interest sensitivity adjustments. Interest rate swaps are generally used to lengthen the interest rate sensitivity of short-term assets and to shorten the repricing characteristics of longer term liabilities. Gains or losses are used to adjust the basis of the related asset or liability, and interest differentials are adjustments of the related interest income or expense.

                Mercantile Bancorporation Inc. and Subsidiaries


  Of the commitments to extend credit discussed in the preceding paragraphs, $587,796,000, $554,396,000 and $346,850,000 were entered into with fixed rates for commercial loan customers at December 31, 1998, 1997 and 1996, respectively. Fixed-rate commitments for consumer (residential mortgage) loan customers totaled $233,256,000 at December 31, 1998, $231,204,000 at December 31, 1997 and
$77,727,000 at December 31, 1996. Fixed-rate commitments to extend credit are defined as fixed-rate commercial loan commitments with remaining maturities greater than one year, fixed-rate residential mortgage loan commitments, and adjustable-rate residential mortgage loan commitments for loans with adjustment periods greater than one year.

  Fixed-rate mortgage loans held for resale are partially hedged with contracts for forward delivery in the secondary mortgage market. This hedging activity is designed to protect the Corporation from changes in interest rates. Gains and losses from the hedging transactions on mortgage loans held for resale are deferred and included in the cost of the loans for determining the gain or loss when the loans are sold. Forward delivery contracts outstanding totaled $265,691,000 as of December 31, 1998, $85,585,000 as of December 31, 1997 and
$62,823,000 as of December 31, 1996.


NOTE S--CONTINGENT LIABILITIES

In the ordinary course of business, there are various legal proceedings pending against the Corporation and its subsidiaries. Management, after consultation with legal counsel, is of the opinion that the ultimate resolution of these proceedings will have no material adverse effect on the consolidated financial condition or results of operations of the Corporation.


NOTE T--PARENT COMPANY FINANCIAL INFORMATION

Following are the condensed financial statements of Mercantile Bancorporation Inc. (Parent Company Only) for the periods indicated.

  For the Statement of Cash Flows (Parent Company Only), cash and short-term investments were considered cash equivalents. Interest paid on commercial paper and long-term debt was $52,568,000, $35,494,000 and $12,420,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



STATEMENT OF INCOME                                                                                    December 31
                                                                                     ----------------------------------------------
(Thousands)                                                                                1998              1997              1996
-----------------------------------------------------------------------------------------------------------------------------------
INCOME
Dividends from
 subsidiaries                                                                        $  402,026        $  324,884        $  444,136
Other interest and
 dividends                                                                                8,678            11,386             4,359
Management fees                                                                          29,681            21,404            16,987
Other                                                                                     6,225             6,602             5,159
-----------------------------------------------------------------------------------------------------------------------------------
 Total Income                                                                           446,610           364,276           470,641
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSE
Interest on commercial
 paper                                                                                       94               951               987
Interest on long-term debt
 and mandatorily redeem-
 able preferred securities                                                               52,929            38,243            11,681
Personnel expense                                                                        29,902            32,889            18,503
Intangible asset amortization                                                            51,187            30,615             6,046
Other operating expenses                                                                132,880           115,534            40,326
-----------------------------------------------------------------------------------------------------------------------------------
 Total Expense                                                                          266,992           218,232            77,543
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME
TAX BENEFIT AND EQUITY
IN UNDISTRIBUTED INCOME
OF SUBSIDIARIES                                                                         179,618           146,044           393,098
Income tax benefit                                                                       68,283            48,458            16,514
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE EQUITY
IN UNDISTRIBUTED INCOME
OF SUBSIDIARIES                                                                         247,901           194,502           409,612
Equity in undistributed
 income of subsidiaries                                                                 127,402            52,320          (125,159)

-----------------------------------------------------------------------------------------------------------------------------------
 Net Income                                                                          $  375,303        $  246,822        $  284,453
-----------------------------------------------------------------------------------------------------------------------------------




BALANCE SHEET                                                                                           December 31
                                                                                     ----------------------------------------------
(Thousands)                                                                                1998              1997              1996
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                                 $      193        $       15        $       33
Short-term investments                                                                  264,145           224,230           128,480
Available-for-sale securities                                                            18,836            28,578            30,167
Investment in subsidiaries                                                            2,988,236         2,685,587         2,194,274
Intangible assets                                                                       672,742           723,785           126,239
Loans and advances
 to subsidiaries                                                                          3,025             1,510            19,405
Other assets                                                                             80,288            36,929             9,316
-----------------------------------------------------------------------------------------------------------------------------------
 Total Assets                                                                        $4,027,465        $3,700,634        $2,507,914
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Commercial paper                                                                     $    3,025        $    1,510        $   19,405
Long-term debt                                                                          650,859           651,153           150,000
Company-obligated
 mandatorily redeemable
 preferred securities                                                                   150,000           150,000                --
Other liabilities                                                                       149,826           135,669            75,266
-----------------------------------------------------------------------------------------------------------------------------------
 Total Liabilities                                                                      953,710           938,332           244,671
-----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                                  3,073,755         2,762,302         2,263,243
-----------------------------------------------------------------------------------------------------------------------------------
 Total Liabilities and
  Shareholders' Equity                                                               $4,027,465        $3,700,634        $2,507,914
-----------------------------------------------------------------------------------------------------------------------------------


                Mercantile Bancorporation Inc. and Subsidiaries


STATEMENT OF CASH FLOWS                                                                            Year Ended December 31
                                                                                     ----------------------------------------------
(Thousands)                                                                                1998              1997              1996
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                           $  375,303        $  246,822        $  284,453
Adjustments to reconcile net income to net cash provided by operating activities
 Net income of subsidiaries                                                            (529,428)         (377,204)         (318,977)
 Dividends from subsidiaries                                                            402,026           312,072           421,299
 Other, net                                                                              35,383            79,097            33,386
-----------------------------------------------------------------------------------------------------------------------------------
 Net Cash Provided by Operating Activities                                              283,284           260,787           420,161
INVESTING ACTIVITIES
Investments in debt and equity securities
 Purchases                                                                              (10,626)           (4,554)           (8,339)
 Proceeds from maturities                                                                11,555             4,100                --
Acquisitions                                                                               (130)         (386,850)          (33,082)
Other, net                                                                               (2,456)            8,846            (2,943)
-----------------------------------------------------------------------------------------------------------------------------------
 Net Cash Used by Investing Activities                                                   (1,657)         (378,458)          (44,364)
FINANCING ACTIVITIES
Cash dividends paid                                                                    (171,813)         (132,535)         (101,907)
Net issuance of common stock for employee incentive plans                                29,764            11,762              (327)
Purchase of treasury stock                                                             (101,000)         (299,063)         (175,036)
Redemption of preferred stock                                                                --                --           (12,684)
Issuance of long-term debt                                                                   --           501,859                --
Issuance of mandatorily redeemable preferred securities                                      --           150,000                --
Net change in commercial paper                                                            1,515           (17,895)            2,455
Other, net                                                                                   --              (725)             (164)
-----------------------------------------------------------------------------------------------------------------------------------
 Net Cash Provided (Used) by Financing Activities                                      (241,534)          213,403          (287,663)
-----------------------------------------------------------------------------------------------------------------------------------
INCREASE IN CASH AND CASH EQUIVALENTS                                                    40,093            95,732            88,134
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          224,245           128,513            40,379
-----------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $  264,338        $  224,245        $  128,513
-----------------------------------------------------------------------------------------------------------------------------------

NOTE U--LINE OF BUSINESS RESULTS

The financial performance of Mercantile is monitored by an internal profitability measurement system that produces line of business results and key performance measures on a pre-tax basis. Mercantile's three major business units in 1998 included general commercial and retail banking ("Banking"), private banking and investments, and specialty retail banking. The reported results reflect the underlying economics of the businesses which are match-funded for interest rate risk. Expenses for centrally provided services are allocated based on usage of those services, and loan loss provision is allocated based on credit quality. The contribution of Mercantile's major business units to consolidated results for 1998 is summarized in the table on page 79. Comparable financial information for 1997 is not available due to the significant amount of acquisition activity that occurred in that year and thus the lack of comparable management accounting information.

  Banking includes the Corporation's branch network and deposit gathering, commercial lending, non-specialty retail lending, the investment portfolio and the treasury function. It is by far the largest business unit, and it houses most staff department functions.

  Private Banking & Investments was structured to serve the investment management needs of high net worth individuals. It includes private banking offices, personal and institutional trust activities, institutional money management and retail brokerage.

  Specialty retail banking (Mercantile Credit Corp.) includes residential mortgage origination and servicing, credit card, indirect lending, insurance activities and consumer product management.

  Parent Company and Other includes interest expense on Parent Company debt, goodwill amortization, consolidation eliminations, provision for loan losses not allocated to the business units and some general corporate expenses not allocated to the business units.

                Mercantile Bancorporation Inc. and Subsidiaries


  The "Adjusted Results" below exclude the financial impact of the conforming adjustments that relate to the seven 1998 acquisitions and the fourth quarter 1998 restructuring charge. These adjustments would be allocated largely to the Banking segment, but to show meaningful financial results, they are displayed separately.

  The management accounting system of Mercantile allows for double counting of the results of certain product lines and business units because of the level of cooperation necessary to generate favorable results. In the table below, this double counting is eliminated.

                                                                         Year Ended December 31, 1998
                                      ---------------------------------------------------------------------------------------------

                                                                                                         Conforming
                                                                   Private      Parent                Adjustments &
                                                 Mercantile      Banking &     Company     Adjusted   Restructuring
(Dollars in millions)                 Banking   Credit Corp.   Investments     & Other      Results         Charges   Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
Taxable-equivalent net interest
 income                               $ 1,087         $   51       $    13      $ (30)      $ 1,121         $    --        $ 1,121
Provision for possible loan losses         13             13            --          5            31              20             51
Other income                              294             96           138        (32)          496              46            542
Other expense                             704             73            94         22           893             134          1,027
-----------------------------------------------------------------------------------------------------------------------------------
Taxable-equivalent Income Before
 Income Taxes                         $   664         $   61       $    57      $ (89)      $   693         $  (108)       $   585
-----------------------------------------------------------------------------------------------------------------------------------
Percent of Adjusted
 Taxable-equivalent
 Income Before Income Taxes             95.82%          8.80%         8.22%    (12.84)%      100.00%
-----------------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES
Loans and leases                      $20,683       $  1,005      $    103      $ (11)      $21,780       $      --        $21,780
Total assets                           33,008          1,298           165        100        34,571              --         34,571
Deposits                               24,568            393           329       (509)       24,781              --         24,781
-----------------------------------------------------------------------------------------------------------------------------------

PERFORMANCE RATIOS
Efficiency ratio                        50.94%         49.52%        62.21%        --         55.21%                         61.75%
Net interest rate margin                 3.55           4.44          8.84         --          3.56                           3.56
Net charge-offs to average loans          .14           1.26          (.01)        --           .19                            .19
-----------------------------------------------------------------------------------------------------------------------------------

NOTE V--RESTRUCTURING CHARGE

During the fourth quarter of 1998, Mercantile recorded a $45,130,000 charge relating to cost management programs and customer service initiatives. The charge will fund the costs related to 26 branch closings and severance for approximately 1,400 staff reductions that will result from further centralization, consolidation of back office functions, branch closures and a wider span of control.

  These programs are to be substantially completed by the first quarter of 1999. Any additional costs that do not qualify for recognition in the charge will be expensed as incurred, but are not expected to be material. Total payments through December 31, 1998 were $2,287,000 and the remaining balance of $42,843,000 represents the liability for the future cash outflows associated with these specific actions.

INDEPENDENT AUDITORS' REPORT

SHAREHOLDERS AND BOARD OF DIRECTORS
MERCANTILE BANCORPORATION INC.:

We have audited the accompanying consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1998, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1998, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ KPMG LLP

St. Louis, Missouri
January 20, 1999

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(THOUSANDS)

                                                                                     MARCH 31                      MARCH 31
                                                                                       1999         DEC. 31          1998
                                                                                   (UNAUDITED)       1998        (UNAUDITED)
                                                                                   -----------      -------      -----------
ASSETS
    Cash and due from banks                                                        $ 1,210,972     $ 1,760,636    $ 1,316,663
    Due from banks--interest bearing                                                   291,561         367,304        280,676
    Federal funds sold and repurchase agreements                                       366,270         226,730        336,417
    Investments in debt and equity securities
      Trading                                                                          188,069         126,540        125,680
      Available-for-sale (Amortized cost
        of $9,319,603, $9,185,770 and $8,784,082,
        respectively)                                                                9,308,727       9,246,790      8,829,585
      Held-to-maturity (Estimated fair
        value of $83,512, $99,336 and
        $314,356, respectively)                                                         81,906          97,607        307,234
                                                                                   -----------     -----------    -----------
          Total Investments in Debt and Equity Securities                            9,578,702       9,470,937      9,262,499

    Loans held-for-sale                                                                176,050         217,941        249,407

    Loans and leases, net of unearned income                                        22,300,949      22,093,317     21,513,860
                                                                                   -----------     -----------    -----------
          Total Loans and Leases                                                    22,476,999      22,311,258     21,763,267
    Reserve for possible loan losses                                                  (309,048)       (308,890)      (293,565)
                                                                                   -----------     -----------    -----------
          Net Loans and Leases                                                      22,167,951      22,002,368     21,469,702
    Bank premises and equipment                                                        533,807         545,559        542,774
    Intangible assets                                                                  765,560         781,188        823,955
    Other assets                                                                       663,996         645,455      1,116,631
                                                                                   -----------     -----------    -----------
          Total Assets                                                             $35,578,819     $35,800,177    $35,149,317
                                                                                   ===========     ===========    ===========

LIABILITIES
    Deposits
      Non-interest bearing                                                          $3,901,014     $ 4,453,048    $ 3,834,599
      Interest bearing                                                              20,398,177      20,526,576     20,935,126
      Foreign                                                                          423,206         481,773        463,426
                                                                                   -----------     -----------    -----------
          Total Deposits                                                            24,722,397      25,461,397     25,233,151
    Federal funds purchased and repurchase agreements                                2,353,079       2,087,373      2,142,440
    Other short-term borrowings                                                        377,296         915,287      1,656,666
    Bank notes                                                                              --          25,000         25,000
    Long-term Federal Home Loan Bank advances                                        3,475,038       2,790,336      1,447,362
    Other long-term debt                                                               781,032         782,998        789,588
    Company-obligated mandatorily redeemable preferred
      securities of Mercantile Capital Trust I                                         150,000         150,000        150,000
    Other liabilities                                                                  618,514         514,031        861,944
                                                                                   -----------     -----------    -----------
          Total Liabilities                                                         32,477,356      32,726,422     32,306,151
Commitments and contingent liabilities                                                      --              --             --

                                            MARCH 31      DEC. 31      MARCH 31
                                              1999         1998          1998
                                            --------      -------      --------
SHAREHOLDERS' EQUITY

    Preferred stock--no par value
      Shares authorized                       5,000         5,000        5,000
      Shares issued and outstanding              --            --           --              --              --             --
    Common stock--$.01 par value
      Shares authorized                     400,000       400,000      200,000
      Shares issued                         157,916       157,487      153,326           1,578           1,574          1,535
    Capital surplus                                                                  1,009,106         999,595      1,065,295
    Retained earnings                                                                2,099,532       2,035,157      1,840,855
    Accumulated other comprehensive income                                              (6,600)         41,160         32,740
    Treasury stock, at cost                      47            83        1,845          (2,153)         (3,731)       (97,259)
                                                                                   -----------     -----------    -----------
          Total Shareholders' Equity                                                 3,101,463       3,073,755      2,843,166
                                                                                   -----------     -----------    -----------
          Total Liabilities and
           Shareholders' Equity                                                    $35,578,819     $35,800,177    $35,149,317
                                                                                   ===========     ===========    ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(THOUSANDS EXCEPT PER SHARE DATA)

                                                                                         THREE MONTHS ENDED
                                                                                              MARCH 31
                                                                                      1999                1998
                                                                                      ----                ----

       INTEREST INCOME
         Interest and fees on loans and leases                                      $431,903            $442,332
         Investments in debt and equity securities
           Trading                                                                     2,579               2,065
           Taxable                                                                   140,293             135,941
           Tax-exempt                                                                  5,463               6,111
                                                                                    --------            --------
               Total Investments in Debt and Equity Securities                       148,335             144,117
         Due from banks--interest bearing                                              3,691               3,093
         Federal funds sold and repurchase agreements                                  3,009               3,638
                                                                                    --------            --------
               Total Interest Income                                                 586,938             593,180

       INTEREST EXPENSE
         Interest bearing deposits                                                   210,757             229,803
         Foreign deposits                                                              5,881               7,617
         Short-term borrowings                                                        30,857              52,329
         Bank notes                                                                      133               2,323
         Long-term debt and mandatorily redeemable preferred securities               55,081              28,387
                                                                                    --------            --------
               Total Interest Expense                                                302,709             320,459
                                                                                    --------            --------
             NET INTEREST INCOME                                                     284,229             272,721
       PROVISION FOR POSSIBLE LOAN LOSSES                                              7,479               8,537
                                                                                    --------            --------
             NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES            276,750             264,184

       OTHER INCOME
         Trust                                                                        29,142              28,128
         Service charges                                                              29,640              28,244
         Investment banking and brokerage                                             11,082              11,066
         Mortgage banking                                                              6,199               5,943
         Gain on sale of mortgage servicing rights                                        --              23,155
         Securitization revenue                                                        5,451               4,523
         Securities gains                                                             12,963               4,453
         Miscellaneous                                                                31,967              31,439
                                                                                    --------            --------
             Total Other Income                                                      126,444             136,951

       OTHER EXPENSE
         Salaries                                                                    101,687             102,631
         Employee benefits                                                            21,652              22,547
         Net occupancy                                                                17,191              16,184
         Equipment                                                                    23,689              20,858
         Intangible asset amortization                                                14,323              14,596
         Postage and freight                                                           7,604               7,305
         Miscellaneous                                                                39,208              36,417
                                                                                    --------            --------
             Total Other Expense                                                     225,354             220,538
                                                                                    --------            --------
               INCOME BEFORE INCOME TAXES                                            177,840             180,597
       INCOME TAXES                                                                   59,803              65,738
                                                                                    --------            --------
               NET INCOME                                                           $118,037            $114,859
                                                                                    ========            ========

       PER SHARE DATA
         Basic earnings per share                                                       $.75                $.76
         Diluted earnings per share                                                      .74                 .75
         Dividends declared                                                              .34                 .31

The accompanying notes to consolidated financial statements are an integral part of these statements.

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED) (THOUSANDS EXCEPT PER SHARE DATA)

                                                                                        ACCUMULATED
                                                                                           OTHER                        TOTAL
                                                 COMMON     CAPITAL       RETAINED     COMPREHENSIVE    TREASURY    SHAREHOLDERS'
                                                 STOCK      SURPLUS       EARNINGS        INCOME         STOCK         EQUITY
                                                 ------     -------       --------     -------------    --------    -------------

BALANCE AT DECEMBER 31, 1997                     $1,489    $1,016,844    $1,724,752      $ 25,222       $ (6,005)    $2,762,302

Net income                                                                  114,859                                     114,859

Other comprehensive income:
  Holding gains on available-for-sale
    securities, net of tax of $4,956                                                        9,204                         9,204

  Less: Reclassification adjustment for
    securities gains included in net income
    above, net of tax of $1,559                                                            (2,894)                       (2,894)
                                                                                         --------                    ----------
      Other Comprehensive Income Net of Tax                                                 6,310                         6,310
                                                                                                                     ----------
      Total Comprehensive Income                                                                                        121,169
Common dividends declared:
  Mercantile Bancorporation Inc.--$.31 per
    share                                                                   (41,747)                                    (41,747)
  Pooled companies prior to acquisition                                      (5,208)                                     (5,208)
Issuance of common stock in acquisitions of:
  HomeCorp, Inc.                                      9         6,727        13,765            27                        20,528
  Horizon Bancorp, Inc.                              25        10,755        34,434         1,181            357         46,752
Issuance of common stock for:
  Employee incentive plans                            9        28,628                                      2,193         30,830
  Convertible notes                                   1            86                                                        87
Purchase of treasury stock                                                                               (93,804)       (93,804)
Pre-merger transactions of pooled companies and
  other                                               2         2,255                                                     2,257
                                                 ------    ----------    ----------      --------       --------     ----------
BALANCE AT MARCH 31, 1998                        $1,535    $1,065,295    $1,840,855      $ 32,740       $(97,259)    $2,843,166
                                                 ======    ==========    ==========      ========       ========     ==========

BALANCE AT DECEMBER 31, 1998                     $1,574    $  999,595    $2,035,157      $ 41,160       $ (3,731)    $3,073,755
Net income                                                                  118,037                                     118,037
Other comprehensive income (loss):
  Holding losses on available-for-sale
    securities, net of tax benefit of $21,180                                             (39,334)                      (39,334)
  Less: Reclassification adjustment for
    securities gains included in net income
    above, net of tax of $4,537                                                            (8,426)                       (8,426)
                                                                                         --------                    ----------
      Other Comprehensive Loss Net of Tax
        Benefit                                                                           (47,760)                      (47,760)
                                                                                                                     ----------
      Total Comprehensive Income                                                                                         70,277
Common dividends declared--$.34 per share                                   (53,662)                                    (53,662)
Issuance of common stock for:
  Employee incentive plans                            4         9,384                                      2,863         12,251
  Convertible notes                                               127                                                       127
Purchase of treasury stock                                                                                (1,285)        (1,285)
                                                 ------    ----------    ----------       -------       --------     ----------
BALANCE AT MARCH 31, 1999                        $1,578    $1,009,106    $2,099,532      $ (6,600)      $ (2,153)    $3,101,463
                                                 ======    ==========    ==========      ========       ========     ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(THOUSANDS)

                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31
                                                                          1999               1998
                                                                          ----               ----

       OPERATING ACTIVITIES
         Net income                                                    $  118,037         $   114,859
         Adjustments to reconcile net income to net cash provided
          by operating activities
           Provision for possible loan losses                               7,479               8,537
           Depreciation and amortization                                   19,439              18,287
           Provision for deferred income taxes (credits)                    1,486              (2,305)
           Net change in loans held-for-sale                               41,891            (146,378)
           Net change in trading securities                                17,365              13,575
           Net change in accrued interest receivable                        5,911              14,722
           Net change in accrued interest payable                          11,465               8,449
           Other, net                                                      55,339             (41,856)
                                                                       ----------         -----------
             Net Cash Provided (Used) by Operating Activities             278,412             (12,110)

       INVESTING ACTIVITIES
         Investments in debt and equity securities, other than
          trading securities
           Purchases                                                   (2,188,944)         (2,474,948)
           Proceeds from maturities                                       964,683           1,332,649
           Proceeds from sales of available-for-sale securities         1,098,838             606,143
         Net change in loans and leases                                  (278,974)            243,072
         Purchases of loans and leases                                   (141,874)           (127,651)
         Proceeds from sale of mortgage servicing rights                       --              26,330
         Proceeds from sales of loans and leases                          195,375             205,855
         Purchases of premises and equipment                              (16,645)            (20,392)
         Proceeds from sales of premises and equipment                      8,045               3,830
         Proceeds from sales of foreclosed property                        11,425               9,975
         Net cash and cash equivalents received from (paid for)
          acquisitions                                                         --              34,448
         Net cash and cash equivalents received from (paid for)
          sale of banking offices                                              --              (3,524)
         Other, net                                                         5,137               5,588
                                                                       ----------         -----------
             Net Cash Used by Investing Activities                       (342,934)           (158,625)

       FINANCING ACTIVITIES
         Net change in non-interest bearing, savings, interest
            bearing demand and money market deposit accounts             (563,103)            (92,349)
         Net change in time certificates of deposit under $100,000       (297,613)           (308,440)
         Net change in time certificates of deposit $100,000 and
          over                                                            189,885              95,093
         Net change in other time deposits                                 (9,602)             14,787
         Net change in foreign deposits                                   (58,567)           (122,013)
         Net change in short-term borrowings                             (296,867)             62,724
         Principal payments on bank notes                                 (25,000)           (150,000)
         Issuance of long-term FHLB advances and other long-term
          debt                                                            935,000             851,500
         Principal payments on long-term debt                            (252,035)             (5,275)
         Cash dividends paid                                              (49,789)            (44,580)
         Proceeds from issuance of common stock from employee
           incentive plans                                                  7,631              10,568
         Purchase of treasury stock                                        (1,285)            (93,804)
                                                                       ----------         -----------
             Net Cash Provided (Used) by Financing Activities            (421,345)            218,211
                                                                       ----------         -----------
             INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            (485,867)             47,476
       CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 2,354,670           1,886,280
                                                                       ----------         -----------
             CASH AND CASH EQUIVALENTS AT END OF PERIOD                $1,868,803         $ 1,933,756
                                                                       ==========         ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A

ACCOUNTING POLICIES

The consolidated financial statements include all adjustments which are, in the opinion of management, necessary for the fair statement of the results of these periods and are of a normal recurring nature. Certain reclassifications have been made to the 1998 historical financial statements to conform to the 1999 presentation.

NOTE B

NEW ACCOUNTING STANDARDS

Financial Accounting Standard ("FAS") 133, "Accounting for Derivative Instruments and Hedging Activities," which was issued in June 1998, establishes accounting and reporting standards for derivative instruments and hedging activities. Under FAS 133, derivatives are recognized on the balance sheet at fair value as an asset or liability. Changes in the fair value of derivatives will be reported as a component of other comprehensive income or recognized as earnings through the income statement depending on the nature of the instrument. FAS 133 is effective for all quarters of fiscal years beginning after June 15, 1999 with earlier adoption permitted. The Corporation has not adopted FAS 133 yet and is currently evaluating FAS 133's effect on its financial position and results of operations, but it is not expected to have a material impact.

NOTE C

EARNINGS PER SHARE

Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period.

Diluted earnings per share gives effect to the increase in the average shares outstanding that would have resulted from the exercise of dilutive stock options, the issuance of share equivalents under other employee incentive plans and the conversion of the entire balance of outstanding convertible notes. Net income is increased in the diluted earnings per share computation by interest expense that would not be incurred on notes if they converted, net of taxes. The components of basic and diluted earnings per share are as follows:

                                                                  (THOUSANDS EXCEPT PER SHARE DATA)
                                                                            FIRST QUARTER
                                                                   1999                       1998
                                                                   ----                       ----

BASIC
Net income                                                         $118,037                   $114,859
Weighted average common shares outstanding                      157,632,844                151,056,828
    BASIC EARNINGS PER SHARE                                           $.75                       $.76

DILUTED
Net income                                                         $118,037                   $114,859
Interest on convertible notes, net of taxes                               8                         12
                                                                   --------                   --------
    Diluted Net Income                                             $118,045                   $114,871
                                                                   ========                   ========
Weighted average common shares outstanding                      157,632,844                151,056,828
Employee incentive plans                                          1,897,044                  2,722,594
Convertible notes                                                    71,807                     98,140
                                                                -----------                -----------
    Diluted Average Shares Outstanding                          159,601,695                153,877,562
                                                                ===========                ===========

    DILUTED EARNINGS PER SHARE                                         $.74                       $.75

NOTE D

ACQUISITIONS

On July 1, 1998, the Corporation acquired CBT Corporation ("CBT") of Paducah, Kentucky, and Firstbank of Illinois Co. ("Firstbank"), headquartered in Springfield, Illinois. The CBT and Firstbank acquisitions were accounted for under the pooling-of-interests method. Net income, net interest income and basic earnings per share in 1998 for the Corporation, CBT and Firstbank prior to this restatement were as follows:

                                                   (THOUSANDS EXCEPT
                                                    PER SHARE DATA)
                                                   SIX MONTHS ENDED
                                                     JUNE 30, 1998
                                                   ----------------

CORPORATION

Net income                                             $198,902

Net interest income                                     482,912

Basic earnings per share                                   1.50

CBT

Net income                                                7,151

Net interest income                                      21,038

Basic earnings per share                                   1.40

FIRSTBANK

Net income                                               15,953

Net interest income                                      44,073

Basic earnings per share                                   1.21

NOTE E

COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF MERCANTILE CAPITAL TRUST I

Mercantile Capital Trust I is a subsidiary of which the Corporation owns all the outstanding common securities; its sole assets are the $150,000,000 in mandatorily redeemable preferred securities, and considered together, the back-up undertakings constitute a full and unconditional guarantee by Mercantile Bancorporation Inc. of the trust's obligations under the preferred securities.

NOTE F

PENDING MERGER

On April 30, 1999, a definitive Agreement and Plan of Merger by and between Mercantile and Firstar Corporation ("Firstar") was signed. Pursuant to the terms of the Merger Agreement, Mercantile will merge with and into Firstar in a transaction structured as and intended to be a tax-free reorganization, with Mercantile shareholders to receive Firstar common stock valued on that day at approximately $10.6 billion. The parties at the same time also signed stock option agreements granting each other options to purchase the other's stock, which options become exercisable upon the occurrence of certain events. Firstar is a $38 billion-asset bank holding company headquartered in Milwaukee. Under terms of the agreement, Mercantile shareholders will receive 2.091 shares of Firstar common stock for each share of Mercantile common stock owned. The transaction will be accounted for as a pooling-of-interests, and is expected to close in the fourth quarter of 1999, pending shareholder and regulatory approvals.